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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AVI BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 14, 2009

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of the Shareholders of AVI BioPharma, Inc., which will be held on Tuesday, May 19, 2009, at 9:00 am, local time, at the office of AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon.

        Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement. The Company's Annual Report on Form 10-K for the year ended December 31, 2008 is also enclosed.

        Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares will be represented at the Annual Meeting.

        On behalf of the Board of Directors, I would like to express our appreciation for your support of the Company.

Sincerely,
Leslie Hudson, Ph.D. President and Chief Executive Officer

AVI BIOPHARMA, INC.

NOTICE OF ANNUAL MEETING
To Be Held on May 19, 2009

To the Shareholders of AVI BioPharma, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of AVI BioPharma, Inc. (the "Company" or "AVI") will be held on May 19, 2009 at 9:00 a.m. local time, at the offices of AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon, for the following purposes:

  1.
  To consider and vote upon a proposal to elect four (4) Group II Directors, each for a two-year term;

  2.
  To consider and vote upon a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2009; and

  3.
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed March 24, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                      By Order of the Board of Directors

                      Leslie Hudson, Ph.D.
                       President and Chief Executive Officer

Corvallis, Oregon
April 14, 2009

AVI BIOPHARMA, INC.
4575 SW Research Way, Suite 200
Corvallis, Oregon 97333

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2009

General

        This Proxy Statement is furnished to shareholders of AVI BioPharma, Inc. (the "Company" or "AVI") in connection with the solicitation by the Board of Directors of proxies from the shareholders of record of the Company's outstanding shares of Common Stock, $0.0001 par value (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on May 19, 2009, at 9:00 a.m. local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon, and at any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, shareholders will be asked to consider and vote upon proposals to (i) elect four members to Group II of the Board of Directors, each for a two-year term, (ii) ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2009, and (iii) transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to the Company's shareholders on or about April 14, 2009.

Solicitation, Voting and Revocability of Proxies

        The Board of Directors has fixed March 24, 2009, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 15,598 beneficial owners of the 85,644,698 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

        If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR (i) THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY AND (ii) RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy in their discretion upon such matters.

        The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by (i) filing a written notice of revocation, (ii) delivering a duly executed proxy bearing a later date to, Secretary, AVI BioPharma, Inc., 4575 SW Research Way, Suite 200, Corvallis, Oregon 97333, or (iii) attending the Annual Meeting and voting in person. In order to be effective, all revocations or later-filed proxies must be delivered to the Company at the Corvallis, Oregon address not later than May 19, 2009, 8:00 a.m. local time. All valid, unrevoked proxies will be voted at the Annual Meeting.

Under Oregon law, shareholders are not entitled to dissenter's rights with respect to any of the proposals set forth in this proxy statement.

AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

        The following table sets forth certain information with respect to the current directors and executive officers of AVI:

Name	Age	Position(6)
Leslie Hudson, Ph.D.(4)(6)	62	Chief Executive Officer, President and Director
J. David Boyle II	55	Senior Vice President, Chief Financial Officer, and Secretary
Patrick L. Iversen, Ph.D.	53	Senior Vice President of Strategic Alliances
Ryszard Kole, Ph.D.	62	Senior Vice President of Discovery Research and Development
Stephen B. Shrewsbury, M.D.	52	Chief Medical Officer and Senior Vice President of Preclinical, Clinical and Regulatory Affairs
Dwight D. Weller, Ph.D.	58	Senior Vice President of Chemistry and Manufacturing
Michael D. Casey(1)(3)	63	Chairman of the Board
John W. Fara, Ph.D.(2)(3)(5)	66	Director
K. Michael Forrest(1)	65	Director
William A. Goolsbee(1)(3)	55	Director
John C. Hodgman(2)	54	Director
Gil Price, M.D.(2)	53	Director
M. Kathleen Behrens, Ph.D.	56	Director
Christopher S. Henney, Ph.D., D.Sc.	68	Director

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

(4)
On February 8, 2008, K. Michael Forrest resigned as the Company's Interim Chief Executive Officer, and Leslie Hudson, Ph.D. became the Company's Chief Executive Officer.

(5)
John Fara, Ph.D. has decided not to stand for re-election as a director of the Company.

(6)
As of December 31, 2008, other than Leslie Hudson, Ph.D., all directors are independent under the independence standards applicable to the Company.

        Leslie Hudson, Ph.D., has served as Chief Executive Officer and a director of AVI since February 8, 2008, and as President of AVI since September 18, 2008. Dr. Hudson served as the interim President and Chief Executive Officer of NABI Biopharmaceuticals from February 2007 to February 2008. Dr. Hudson served as Chief Executive Officer and President of DOV Pharmaceutical, Inc., a biopharmaceutical company, from June 2005 to July 2006 and served as Vice Provost for Strategic Initiatives at the University of Pennsylvania from 2003 to June 2005. From 1995 to 2003 he served in senior positions at Pharmacia Corp., including Senior Vice President of Research & Exploratory Development, Senior Vice President of Emerging Technology & Commercial Development and General Manager & Group Vice President of Ophthalmology. From 1988 to 1994, he worked at Glaxo (now GlaxoSmithKline plc) in several senior research positions including vice president for discovery research. Dr. Hudson serves on the boards of directors of NABI Biopharmaceuticals and Hooper Holmes, Inc.

        J. David Boyle II, has served as Senior Vice President and Chief Financial Officer of AVI since August 18, 2008, and as the Company's Secretary since September 29, 2008. In the five years prior to his appointment as the Company's Senior Vice President and Chief Financial Officer, Mr. Boyle worked for both XOMA Ltd., a biopharmaceutical company in the field of therapeutic antibody discovery and development, and Polycom, Inc., a worldwide high technology communications company. Mr. Boyle served as Vice President, Finance and Chief Financial Officer of XOMA Ltd. from July 2005 to August 2008. Prior to his position as Chief Financial Officer, Mr. Boyle served as Vice President, Financial Operations of XOMA Ltd. from January 2005 to July 2005. Mr. Boyle joined XOMA Ltd. in January 2005 from Polycom, Inc. where he served from March 2002 to December 2004, most recently, as Vice President, Finance. Mr. Boyle also brings to the Company extensive global financial leadership experience in the pharmaceutical industry through previous senior leadership positions. Prior to his employment with Polycom, Inc., Mr. Boyle worked for Salix Pharmaceuticals, Ltd. in the US and for Ares Serono Group both in the US and Switzerland. Mr. Boyle holds a Bachelor of Arts degree from Catholic University.

        Patrick L. Iversen, Ph.D., has served as Senior Vice President of Strategic Alliances since April 10, 2008. From 1997 until April 10, 2008, Dr. Iversen previously served as the Company's Senior Vice President of Research and Development. He also served as a director of AVI from 1997 through May 2005. From 1987 through 1997, Dr. Iversen was on staff at the University of Nebraska Medical Center, most recently as a Professor in the College of Medicine. Dr. Iversen, who has published extensively on antisense research and development, additionally served as a consultant to various pharmaceutical and biotechnology companies, including GLAXO Inc., Innovir Pharmaceuticals, Lynx Therapeutics, and Isis Pharmaceuticals, as well as to AVI. He is a former member of the Leukemia Society of America Board of Directors. Dr. Iversen holds a B.S. in Biology from Westminster College and a Ph.D. in Biochemical Pharmacology and Toxicology from the University of Utah, followed by post-doctoral work at the Eppley Institute for Research in Cancer and Allied Diseases. Current services activities include being a reviewer for the ONC-L and BST-S study sections of the National Institutes of Health.

        Ryszard Kole, Ph.D., has served as Senior Vice President of Discovery Research since April 10, 2008. Prior to his appointment as Senior Vice President of Discovery Research, Dr. Kole had served as a consultant to the Company after the closing of the Company's acquisition of Ercole Biotech, Inc., a privately held Delaware corporation ("Ercole"), on March 20, 2008. Prior to his service as a consultant with the Company and Ercole's acquisition by the Company, Dr. Kole served as President, Chief Scientific Officer and a member of the Board of Directors of Ercole from the time he founded Ercole in 2001. He served as a compensated consultant to Ercole from September 2007 until its acquisition in March 2008. As a member of Ercole's senior management, Dr. Kole had primary responsibility for managing Ercole's internal and collaborative research activities. At the time of its acquisition, Ercole had six full-time employees and two part-time consultants, including Dr. Kole. In addition to his work with Ercole, Dr. Kole had also been employed by the University of North Carolina at Chapel Hill ("UNC") in the Department of Pharmacology as an Assistant Professor from 1983, Associate Professor from 1988 and as a Full Professor from 1996 until April 2008. Dr. Kole holds a Ph.D. in Natural Sciences from the Institute of Biochemistry and Biophysics, Polish Academy of Sciences in Warsaw, Poland.

        Stephen B. Shrewsbury, M.D., has served as Chief Medical Officer and Senior Vice President of Preclinical, Clinical and Regulatory Affairs since January 26, 2009. In the five years prior to his appointment as the Company's Chief Medical Officer and Senior Vice President of Preclinical, Clinical and Regulatory Affairs, Dr. Shrewsbury worked as a consultant to the Pharmaceutical Industry (August 2008- January 2009); for Adamas Pharmaceuticals Inc., as Chief Medical Officer & Senior Vice President, Clinical Development, Medical and Regulatory Affairs (from March 2008 to August 2008) a pharmaceutical company in the field of development and commercialization of controlled release products, and MAP Pharmaceuticals Inc., as Chief Medical Officer, Formerly Vice President, Clinical

and Regulatory Affairs (from February 2005 to March 2008) a pharmaceutical company, specializing in inhaled delivery of drugs. Prior to his employment with MAP Pharmaceuticals, Inc., Dr. Shrewsbury worked as Senior Director of Clinical Development of Chiron Corporation from July 2002 until February 2005. Prior to joining Chiron, Dr. Shrewsbury held several senior positions at GlaxoSmithKline both in the UK and U.S. from 1993 until 2002. Dr. Shrewsbury holds a Bachelor of Medicine and a Bachelor of Surgery degree from Liverpool, UK.

        Dwight D. Weller, Ph.D., has served as Senior Vice President of Chemistry and Manufacturing of AVI since 1997, as Vice President of Research and Development of AVI from 1992 to 1997, and as a director of AVI from 1991 through May 2006. Dr. Weller received a B.S. in Chemistry from Lafayette College and a Ph.D. in Chemistry from the University of California at Berkeley, followed by postdoctoral work in Bio-Organic Chemistry at the University of Illinois.

        Michael D. Casey has served as a director of AVI since May 2006 and was appointed the Chairman effective March 10, 2008. Since February 2002, Mr. Casey has been a self-employed consultant to the pharmaceutical industry. Previously, Mr. Casey served four years as President, Chief Executive Officer and Chairman of Matrix Pharmaceutical, Inc., a biopharmaceutical company, until Chiron Corporation acquired the company. Prior to joining Matrix, Mr. Casey was President of two divisions of Schein Pharmaceutical, Inc. from 1995 to 1997, and President and Chief Operating Officer of Genetic Therapy, Inc. from 1993 to 1995 until it was sold to Sandoz (Novartis). Mr. Casey also spent 25 years with Johnson & Johnson, including serving as Vice President of Sales and Marketing of Ortho Pharmaceutical Corporation and President of McNeil Pharmaceuticals. Mr. Casey is a director of Allos Therapeutics, Inc., Celgene Corp., and Durect Corporation.

        John W. Fara, Ph.D., has served as a director of AVI since May 2000. Dr. Fara has decided not to stand for re-election as a director of AVI at the Company's 2009 Annual Meeting of shareholders. He has served as the President and Chief Executive Officer of DepoMed, Inc. a biopharmaceutical company, between 1996 and 2007, and as its Chairman of the Board between April 2000 and 2007. Between 1990 and 1996, he served as President and Chief Executive Officer of Anergen, Inc., a biotechnology company, and previously was President of Prototek, Inc., an early stage pharmaceutical development company. He currently serves as a director and member of the Nominating and Governance Committee of Iomed, Inc. Dr. Fara holds a B.S. from the University of Wisconsin and a Ph.D. from the University of California at Los Angeles.

        K. Michael Forrest has served as a director of AVI since March 2005. On March 27, 2007, Mr. Forrest was elected Interim Chief Executive Officer and he served in that position until February 8, 2008. Mr. Forrest has more than 35 years of biotech and large pharmaceutical experience in executive management, research oversight, clinical and product development, strategic planning, mergers and acquisitions, business development, marketing and sales positions in U.S. and international markets. Mr. Forrest is currently chairman of Apex Bioventures, LLC, a private investment and consulting company focusing on emerging companies in the healthcare sector. Mr. Forrest served as the president, chief executive officer, and a director of Cellegy Pharmaceuticals, Inc., a biopharmaceutical company, from 1996 to 2005. He previously served as president and chief executive officer of Mercator Genetics, a private biotechnology company, and as president and chief executive officer of Transkaryotic Therapies, Inc., a public biotechnology company. Previously, Mr. Forrest occupied senior line management and marketing positions with Pfizer and Lederle. He currently serves as Chairman of Tekimira Pharmaceuticals, a public company developing proprietary drugs and drug delivery systems for the treatment of cancer and other conditions using siRNA. Mr. Forrest holds a B.S. in Business Administration from Georgetown University, with a concentration in marketing, finance and economics.

        William A. Goolsbee has served as a director of AVI since October 30, 2007. With a 30-year career in the medical device and biopharmaceutical industries, Mr. Goolsbee was founder, chairman and Chief Executive Officer of Horizon Medical Inc. from 1987 until its acquisition by a unit of UBS Private

Equity in 2002. Mr. Goolsbee was a founding director of ImmunoTherapy Corporation in 1993, becoming chairman of the board in 1995, a position he held until overseeing the successful acquisition of the company by AVI in 1998. Experience prior to 1987 includes a series of increasingly responsible executive positions with CooperVision Inc. and Cooper Laboratories Inc. Mr. Goolsbee holds a Bachelor of Arts degree from the University of California at Santa Barbara. Mr. Goolsbee serves as chairman of privately held BMG Pharma LLC, a product development and licensing company.

        John C. Hodgman has served as a director of AVI since March 2004. He has served as the Senior Vice President of Finance, Chief Financial Officer of InterMune, Inc., a biotechnology company, since August 2006. He served as the Chairman of Cygnus, Inc., a biopharmaceutical company, from 1999 to 2008 and President and Chief Executive Officer of that company between 1998 and 2006. Mr. Hodgman joined Cygnus in 1994 as Vice President of Finance and Chief Financial Officer and between 1995 and 1998, he also served as President of Cygnus Diagnostics. He was President and Chief Executive Officer of Aerogen, Inc., a biopharmaceutical company, from June 2005 to October 2005 when the company was sold to Nektar, Inc. Mr. Hodgman also serves on the boards of Immersion Corporation. Mr. Hodgman holds a Bachelor of Science degree from Brigham Young University and an M.B.A. from the University of Utah. Mr. Hodgman serves on the Company's Audit Committee as its Chairman and financial expert.

        Gil Price has served as a director of AVI since October 30, 2007. Dr. Price is a clinical physician trained in internal medicine with a long-standing interest in drug development, adverse drug reactions, drug utilization and regulation. Since 2002, he has been the Chief Executive Officer and Chief Medical Officer of Drug Safety Solutions. From 1997 to 2002, Dr. Price was the director of clinical development for oncology at MedImmune Inc. Prior to joining MedImmune, Dr. Price worked in the CRO sector. Dr. Price began his pharmaceutical career at GlaxoSmithKline Inc., where he worked for nearly nine years on both the commercial and research sides of the company. Dr. Price is a member of the American Medical Association, the Academy of Pharmaceutical Physicians and a past member of the American Society for Microbiology.

        M. Kathleen Behrens, Ph.D., has served as a director of AVI since March 31, 2009. Dr. Behrens' career spans the financial services and biotechnology sectors, as well as healthcare policy. Dr. Behrens served as a member of the President's Council of Advisors on Science and Technology (PCAST) from 2001 to early 2009 and she was Chair of PCAST's Subcommittee on Personalized Medicine. She has served as a public-market biotechnology securities analyst as well as venture capitalist focusing on healthcare, technology and related investments. She was instrumental in the founding of several biotechnology companies including Protein Design Labs, Inc. and COR Therapeutics, Inc., and more recently was a Director of Abgenix, Inc., which was acquired by Amgen in 2006. She worked for Robertson Stephens & Co. from 1983 through 1996, serving as a general partner and managing director. Dr. Behrens continued in her capacity as a General Partner for selected venture funds for RS Investments from 1996 through today. From 1997 to 2005, she was a director of the Board on Science, Technology and Economic Policy (STEP) for the National Research Council, and from 1993 to 2000 she was a director, President, Chair and Past Chair of the National Venture Capital Association. Dr. Behrens holds a Ph.D. in Microbiology from the University of California, Davis.

        Christopher S. Henney, Ph.D., D.Sc., has served as a director of AVI since March 31, 2009. Dr. Henney co-founded three major publicly held U.S. biotechnology companies, Immunex Corporation, ICOS Corporation and Dendreon Corporation, and held executive positions at each company. Since March 2005 Dr. Henney has served as a director of Cyclacel Pharmaceuticals, Inc., formerly Xcyte Therapies, Inc., and is currently its Vice Chairman. From 1995 to January 2003, Dr. Henney was Chairman and Chief Executive Officer of Dendreon Corporation. Dr. Henney also serves as Chairman of Oncothyreon Inc. Dr. Henney received a Ph.D. in experimental pathology from the University of Birmingham and a D.Sc. from the same university for contributions to the field of immunology.

 Board of Directors Meetings and Committees

        During 2008, AVI's Board of Directors held eight meetings. Each incumbent director attended all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which he served, except that Mr. Forrest did not attend one of the eight meetings of the Board.

        The Board of Directors has a separately designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee conducted three meetings during the fiscal year ended December 31, 2008. As of the date hereof, the members of the Audit Committee are Mr. John C. Hodgman, Dr. John W. Fara, and Dr. Gil Price. Mr. Hodgman serves as the Audit Committee's Chairman and the Audit Committee's designated financial expert. All members of the Audit Committee are independent directors, as defined under applicable listing requirements of the Nasdaq Stock Market. The Audit Committee oversees the annual and quarterly financial reporting process, retains and replaces the Company's independent auditors, discusses with the auditors their independence from management and reviews the scope of the independent annual audit. The Audit Committee operates under an amended and restated written charter adopted by the Board of Directors on March 30, 2004, a copy of which is posted on the Company's website (www.avibio.com). The Audit Committee reviewed and reassessed the charter for effectiveness during 2008.

        The Board of Directors also has a standing Compensation Committee, which reviews and makes recommendations to the full Board of Directors regarding compensation for the Company's executive officers and directors and administers the Company's stock option and employee stock purchase plans. During the fiscal year ended December 31, 2008, the Compensation Committee held seven meetings. As of December 31, 2008, the Compensation Committee was composed of three directors, namely, directors Michael Casey, K. Michael Forrest and William A. Goolsbee. John C. Hodgman and former director Jack L. Bowman served on the Compensation Committee during 2008. As of March 27, 2007, in connection with his appointment as the Company's Interim Chief Executive Officer, Mr. Forrest resigned as a member of the Compensation Committee and Mr. Casey was appointed as his replacement. On March 10, 2008, Mr. Bowman resigned as a member of our Board of Directors, which included his resignation from the Compensation Committee. On March 10, 2008, Mr. Casey was appointed as Chairman of the Board of Directors and Mr. Forrest, having completed his tenure as the Company's Interim Chief Executive Officer, was again appointed to the Compensation Committee. Mr. Forrest joined Mr. Casey and Mr. Hodgman on the Compensation Committee as of such date. At the same time, Mr. Hodgman was also appointed interim Chair of the Compensation Committee. Effective March 25, 2008, Mr. Goolsbee replaced Mr. Hodgman as a member of the Compensation Committee, and Mr. Casey was appointed Chairman of the Compensation Committee. As of the date hereof, the members of the Compensation Committee are Mr. Casey (Chair), Mr. Forrest, and Mr. Goolsbee. A copy of the Compensation Committee charter is posted on the Company's website (www.avibio.com). Although Mr. Forrest acted as the Company's Interim Chief Executive Officer until February 8, 2008, under applicable listing requirements of the NASDAQ Stock Market he may be considered independent upon resignation if the Board of Directors concludes that such former employment and any compensation received would not interfere with the director's exercise of independent judgment in carrying out the responsibilities as director. The Board of Directors concluded that Mr. Forrest was independent in accordance with these applicable listing requirements.

        The Board of Directors also has a standing Nominating and Corporate Governance Committee, which is responsible for considering and making recommendations to the Board of Directors concerning the appropriate size, functions and needs of the Board of Directors and to ensure compliance with the Company's Code of Ethics and other corporate governance policies. During the fiscal year ended December 31, 2008, the members of the Nominating and Corporate Governance Committee were directors William A. Goolsbee, John W. Fara, and Michael D. Casey and former director Jack L. Bowman. On March 10, 2008, Mr. Bowman resigned as a member of our Board of

Directors, which included his resignation from the Nominating and Corporate Governance Committee. As of the date hereof, the members of the Nominating and Corporate Governance Committee are Mr. Goolsbee (Chair), Mr. Casey, and Dr. Fara. The Nominating and Corporate Governance Committee operates under an amended and restated written charter adopted by the Board of Directors on February 16, 2006, a copy of which is posted on the Company's website (www.avibio.com).

        The members of the Audit, Nominating and Corporate Governance, and Compensation Committees are independent as defined under applicable listing requirements of the Nasdaq Stock Market, and all members of the Audit Committee have the requisite financial experience.

        Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of shareholders, directors are encouraged to attend the annual meetings. All directors attended the Company's 2008 annual meeting of shareholders.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics (the "Code"). The Code applies to all directors and employees, including all officers, managers and supervisors, and is intended to better ensure full, fair, accurate, timely and understandable disclosures in our public documents and reports, compliance with applicable laws, prompt internal reporting of violations of these standards and accountability for adherence to standards. The Company has contracted with Ethicspoint to provide a method for employees and others to report violations of the Code anonymously. A copy of the Code is posted on the Company's website (www.avibio.com).

Communications to the Board of Directors

        The Board of Directors welcomes and encourages shareholders to share their thoughts regarding the Company. While the Board of Directors encourages such communication, for a variety of reasons, including compliance with securities laws, fiduciary duties of the directors, and good business practices relating to corporate communications, the Company's preference is that shareholders communicate with the Board of Directors in compliance with its communications policy. The Company's communications policy, as adopted by the Board of Directors, provides that all communications should first be directed to the Company's Investor Relations Department. Investor Relations will then distribute a copy of the communication to the Chairman of the Board, the Chairman of the Audit Committee and the Company's outside counsel. Based on the input and decision of these persons, along with the entire Board of Directors if it is deemed necessary, the Company, through its Investor Relations Department, will respond to the communication.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires AVI's directors and officers, and persons who own more than ten percent (10%) of a registered class of AVI's equity securities, to file initial reports of ownership and report of changes in ownership with the Commission. Such persons also are required to furnish AVI with copies of all Section 16(a) reports they file.

        Based solely on its review of the copies of such reports received by it with respect to fiscal year 2008, or written representations from certain reporting persons, AVI believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent (10%) of a registered class of AVI's equity securities have been complied with for fiscal 2008, except that one Form 4 was not timely filed by Mr. George Haywood.

Compensation Committee Interlocks and Insider Participation

        As of December 31, 2008, the Compensation Committee was composed of three directors, namely, directors Michael Casey, K. Michael Forrest and William A. Goolsbee. John C. Hodgman and former director Jack L. Bowman served on the Compensation Committee during 2008. As of March 27, 2007, in connection with his appointment as the Company's Interim Chief Executive Officer, Mr. Forrest resigned as a member of the Compensation Committee and Mr. Casey was appointed as his replacement. On March 10, 2008, Mr. Bowman resigned as a member of our Board of Directors, which included his resignation from the Compensation Committee. On March 10, 2008, Mr. Casey was appointed as Chairman of the Board of Directors and Mr. Forrest, having completed his tenure as the Company's Interim Chief Executive Officer, was again appointed to the Compensation Committee. Mr. Forrest joined Mr. Casey and Mr. Hodgman on the Compensation Committee as of such date. At the same time, Mr. Hodgman was also appointed interim Chair of the Compensation Committee. Effective March 25, 2008, Mr. Goolsbee replaced Mr. Hodgman as a member of the Compensation Committee, and Mr. Casey was appointed Chairman of the Compensation Committee. There were no employee directors on the Compensation Committee and no interlocks.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        The Company is a biopharmaceutical company developing products in the fast growing field of RNA therapeutics. Current applications of the Company's technology platform include genetic diseases (Duchenne muscular dystrophy), infectious diseases (Ebola and Marburg viruses), cardiovascular disease (restenosis) and other early discovery targets. We operate in a highly complex business environment and believe that a competitive compensation program is an important tool to help attract, retain and reward the talented employees we need to achieve our mission and deliver value to our shareholders.

        Throughout this section of the proxy statement, the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal year 2008, as well as the other individuals included in the Summary Compensation Table included in this proxy statement, are referred to as the "named executive officers."

Overview

        In 2008, the Company underwent almost a complete turnover in its management team. One result of this turnover is that certain elements of the compensation package for many of the named executive officers were established as a result of arms-length negotiations between the Company and the individuals the Company was recruiting to join the Company at its facility in Corvallis, Oregon. Thus, in most cases, the base compensation and benefits packages for most of our named executive officers reflect market forces rather than benchmarking and other tools often used by compensation consultants.

        Other noteworthy aspects of the Company's compensation program include:

  •
  Except to the extent that an individual employment agreement requires otherwise, base salaries for all named executives have not been increased in 2009 compared to 2008;

  •
  The named executive officers, as a group, achieved approximately 65% of the performance goals set for them in 2008;

  •
  The 2008 bonuses, which were paid in 2009 and represent approximately 20% of the total compensation paid to the named executive officers, were paid in the form of stock rather than cash in order to better preserve the Company's cash resources;

  •
  The Compensation Committee and the Board has established performance goals for the named executive officers for 2009. If achieved, these bonuses would represent approximately 23% of the anticipated total compensation in 2009 for the named executive officers.

  •
  The Committee and the Board believe that the performance goals for 2009, like those for 2008, provide appropriate incentives to the named executive officers that align their personal financial interests with the short and long term goals of the Company without promoting inappropriate risk-taking behavior; and

  •
  The Committee believes a mixture of base cash compensation, performance-based bonuses, equity incentive compensation in the form of options and restricted shares and a fair package of health care and similar benefits is appropriate for the Company and is in the best interests of the Company's shareholders.

Significant Management Changes in Fiscal Year 2008 and Early 2009

        In 2008 and early 2009, the Company underwent several senior management changes, including:

  •
  February 8, 2008: the Board of Directors hired Leslie Hudson, Ph.D. as the Company's Chief Executive Officer and as a member of the Board of Directors. The Board of Directors subsequently appointed Dr. Hudson President of the Company upon the departure of Alan J. Timmins;

  •
  April 10, 2008: the Company hired Dr. Ryszard Kole as its Senior Vice President of Discovery Research;

  •
  April 10, 2008: Dr. Patrick Iversen became the Company's Senior Vice President of Strategic Alliances;

  •
  August 1, 2008: Shirley Leow was hired as Vice President of Clinical Operations and Project Management;

  •
  August 18, 2008: J. David Boyle II was hired as the Company's Senior Vice President and Chief Financial Officer, replacing Mark Webber, whose relationship with the Company was terminated on November 30, 2008;

  •
  September 18, 2008: the Company's relationship with Alan J. Timmins as its President and Chief Operating Officer was terminated;

  •
  Effective January 9, 2009, pursuant to an agreement reached in October 2008, the relationship between the Company and Dr. Peter O'Hanley, the Company's Senior Vice President for Clinical Development and Regulatory Affairs, was terminated;

  •
  January 26, 2009: the Company hired Stephen B. Shrewsbury as the Company's Chief Medical Officer and Senior Vice President of Preclinical, Clinical and Regulatory Affairs; and

  •
  January 30, 2009: the relationship between the Company and Ray Cummings, Vice President of Business Development, was terminated.

        As a result of these changes, of the executive officers in office as of December 31, 2007, only one, Dr. Dwight Weller, Senior Vice President of Chemistry and Manufacturing, remained in his position, and only two executive officers, Dr. Weller and Dr. Iversen, remain with the Company as of the date of this proxy.

The Compensation Committee

        The Company's executive compensation program is administered by the Company's Compensation Committee. As of December 31, 2008, the Compensation Committee was composed of three directors: Mr. Forrest, Mr. Goolsbee, and Mr. Casey (Chair). During 2008, all members of the Compensation Committee were "independent" for purposes of applicable securities and regulatory requirements. Although Mr. Forrest acted as the Company's Interim Chief Executive Officer until February 8, 2008, under applicable listing requirements of the NASDAQ Stock Market he may be considered independent upon resignation if the Board of Directors concludes that such former employment and any compensation received would not interfere with the director's exercise of independent judgment in carrying out the responsibilities as director. The Board of Directors concluded that Mr. Forrest was independent in accordance with these applicable listing requirements. Additionally, the Board felt that his presence on, and participation in the discussion of, the Committee was in the best interests of the Company due to his prior experience with the management of the Company and his role as a director in public and private companies.

        The Compensation Committee is responsible for reviewing, assessing, and approving all elements of compensation for our named executive officers. More specifically, the Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our named executive officers. This responsibility includes, among other things: (a) evaluating the performance of our Chief Executive Officer and other executives as determined by the Compensation Committee in light of the approved performance goals and objectives; (b) setting the compensation of the Chief Executive Officer and other executives as determined by the Compensation Committee based upon the evaluation of the performance of the Chief Executive Officer and the other executives, respectively; (c) making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and (d) preparing an annual report of the Compensation Committee.

        The Compensation Committee has independent authority to make compensation decisions for our named executive officers. The Compensation Committee seeks ratification from the Company's Board of Directors of its decisions regarding the compensation of the Chief Executive Officer and sets the compensation for the other named executive officers on its own.

        The Company did not employ a compensation consultant to assist in the evaluation of the compensation of the Company's executive officers in 2009. In early 2008, however, the Company did retain the services of a compensation consultant to assist the Committee in its evaluation of executive compensation at that time. The Compensation Committee has the authority to approve the fees and other retention terms with respect to such a compensation consultant. The Compensation Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

Compensation Philosophy and Objectives

        The purpose of the Company's executive compensation program is and has been to attract, motivate, and retain key executive employees in order to promote the success of the Company. The Company seeks, and has sought, to reward and to provide incentives to named executive officers for their performance. Over the past few years, the Company has seen significantly increased demand for executives with industry-specific skills and experience and a highly competitive market for such executives. Additionally, given the small size of the Company relative to certain other members of our industry group, its location away from the major biotechnology research centers, and throughout 2008 the fact that there was a significant doubt about the Company's ability to secure the funding needed to continue our research and development programs, in 2008 we faced significant challenges in recruiting senior members of our management team. Therefore, in 2008 (and we expect in 2009 and beyond) the attraction and retention of executives was, and will be, one of the key purposes of the Company's executive compensation program.

        The Company's executive compensation program also includes a pay-for-performance component. In that respect, the compensation program is designed to reward the named executive officers for meeting specific goals that are established and reviewed by the Compensation Committee for each named executive officer and for the Company as a whole. In 2008, the Committee, Board and the Chief Executive Officer agreed and set performance goals for each named executive officer and the Company as a whole for 2008. Following the completion of such fiscal year, the Chief Executive Officer and the Compensation Committee assessed how each named executive officer has performed with respect to these goals. The Compensation Committee made an independent assessment with respect to the Chief Executive Officer's performance. The Compensation Committee has established similar goals for 2009.

        The at-risk component of the compensation package for each named executive officer, which includes a targeted cash bonus and stock options/restricted stock, is determined in large part on the basis of how that named executive officer performed in meeting his or her goals. Compensation decisions are also based on market factors that require the Company to remain competitive in its compensation package in order to attract and retain qualified individuals.

        In addition to the foregoing, the following executive compensation principles guided the Compensation Committee during 2008 in fulfilling its roles and responsibilities:

  •
  Compensation levels and opportunities should be sufficiently competitive to facilitate recruitment and retention of experienced executives in the Company's highly competitive talent market;

  •
  Compensation should reinforce the Company's business strategy by integrating and communicating key metrics and operational performance objectives and by emphasizing incentives in the total compensation mix;

  •
  Compensation programs should align executives' long-term financial interests with those of the shareholders by providing equity-based incentives without incentivizing the executives to take inappropriate risks to the Company in order to enhance their individual compensation;

  •
  Compensation programs should be flexible, giving the Compensation Committee and our Board of Directors discretion to make adjustments on an as-needed basis;

  •
  Similarly situated executives should be compensated similarly; and

  •
  Compensation should be transparent and easily understandable to both our executives and our shareholders.

Role of Executive Officers in Compensation Decisions

        Our Chief Executive Officer plays a pivotal role in determining executive compensation. No less than annually, the Company's Chief Executive Officer assesses the performance of the named executive officers. He then recommends to the Compensation Committee a base salary, performance-based cash bonus, and a grant of stock options for each named executive officer based on that assessment. The Compensation Committee considers the information provided by the Chief Executive Officer, together with other information available to the Compensation Committee and determines the compensation for each named executive officer other than the Chief Executive Officer. With respect to the compensation of our Chief Executive Officer, the Compensation Committee meets without the Chief Executive Officer to discuss its recommendation and makes a recommendation to the full Board of Directors.

Use of Compensation Consultants and Reports

        In establishing compensation for 2009, the Compensation Committee did not retain a compensation consultant. As noted above, however, in early 2008, the Company commissioned Radford, the company that prepares the Radford Survey, to prepare an executive compensation and equity program assessment specific to the Company. In March 2008, Radford presented its assessment to the Compensation Committee. The Compensation Committee found the 2008 survey results to still provide valuable guidance and an appropriate benchmark.

        Moreover, as noted above, because of the significant turnover in the management team in 2008 and early 2009, compensation for the named executive officers was primarily a function of market forces and negotiations between the Company and the individuals being recruited to fill the various named executive officer positions.

Setting Executive Compensation

        As a general proposition, in setting compensation for the named executive officers, other than the Chief Executive Officer, and in developing its recommendations to the Board of Directors regarding compensation for the Chief Executive Officer, the Compensation Committee considers a number of factors, including analyses of compensation in similarly-sized companies in the biopharmaceutical industry, analyses of compensation levels in similar companies in the Company's local geographic area, the satisfaction of (or failure to satisfy) previously-developed performance measurements for the named executive officer and the Company, and the total vested and unvested equity grants owned by the executive. The Company competes for executive talent across a broad range of business segments.

        The Compensation Committee believes it is important when making its compensation-related decisions to be informed as to current practices of similarly situated companies in the biotechnology industry. In addition to benchmarking studies, such as the Radford Survey, the Compensation Committee has historically taken into account input from other sources, including input from members of the Compensation Committee based on their roles as executive officers and directors of other public companies, as well as other members of the Board of Directors and publicly available data relating to the compensation practices and policies of other companies within and outside of our industry, including non-biotechnology companies in the same geographic area of the Company.

        The Compensation Committee believes that the total compensation package provided to the Company's named executive officers, combining both short-term and long-term incentives, some of which are at risk based on individual and Company performance, is competitive without being excessive and is at an appropriate level to assure the retention and motivation of this highly skilled and experienced segment of the Company's workforce, and at the same time would be attractive to any additional talent that might be needed in the changing workplace without creating incentives for inappropriate risk-taking by the named executive officers that might be in their own self-interests, but would not be in the best long and short term interests of the Company's shareholders.

Performance Factors in 2008

        The Compensation Committee, together with the Chief Executive Officer and full Board of Directors, establishes performance criteria for the named executive officers, both in terms of individual performance and the performance of the Company as a whole, and generally assigns a weight to the performance goals. In 2008, the primary factors that drove the Compensation Committee's executive compensation decisions for fiscal year 2008 were the following corporate goals, with a prescribed weighting assigned to each:

  •
  Develop and execute upon a plan to successfully integrate Ercole Biotech into the Company's processes and structure;

  •
  Advance the Company's clinical programs in DMD, Ebola and Marburg infectious disease programs as well as other initiatives to achieve clinical and regulatory milestones;

  •
  Raise additional capital to allow the Company to continue with its research and development programs through certain clinical and regulatory milestones;

  •
  Develop and advance the Company's research and preclinical development portfolio to achieve certain milestones; and

  •
  Develop and execute upon a restructuring plan involving personnel and other operational and strategic steps and milestones, including building the management team as noted previously.

        Each named executive officer, other than Dr. Hudson, then was given certain individual performance goals/milestones that reflected the corporate goals and their position and responsibilities.

        The Compensation Committee and the Board determined that approximately 67.5% of these corporate goals were satisfied. Dr. Hudson's entire performance bonus and 70% of the performance bonus of each other named executive officer was based on this achievement. The remaining portion of the performance bonus for the other named executive officers was based on individual goals for each such officer.

        With respect to Mr. Forrest, the Company's Interim Chief Executive Officer until February 8, 2008, the primary goal established by the Compensation Committee was his continuing operation of the Company during the search for a new Chief Executive Officer and in the recruitment of a new Chief Executive Officer. Given the interim nature of his tenure as the Chief Executive Officer, his compensation was not heavily performance-based.

Determining the Total Mix of Compensation

        Our compensation-setting process consists of establishing a targeted overall compensation for each executive and then allocating that compensation between base salary and incentive compensation (annual performance-based cash bonuses and equity incentive awards), based appropriately on publicly available industry and salary survey data. The Compensation Committee does not have a pre-established policy for allocating total compensation between cash and non-cash compensation, between long-term and currently paid-out compensation, or between fixed and variable compensation. Rather, based on the competitive market assessments and the Compensation Committee's review of existing outstanding equity incentives on an individual named executive officer basis, the Compensation Committee determines the appropriate level and mix of total compensation, keeping in mind the Company's compensation philosophy.

        The total amount and mix of compensation payable to our named executive officers is premised upon, among other items, the degree to which the executive has a role in determining the strategic direction of the Company, the mix of compensation payable to executives in similar roles by companies of a similar size, geographic location, and industry, and the quantity and value of unvested equity awards held by each named executive officer and the vesting date of such awards. As one of the Company's primary focuses is on the retention of its executives, the Company seeks to ensure its named executive officers receive a base salary reflective of the Company's size and competitive marketplace.

        During its evaluation of the appropriate mix of compensation, the Compensation Committee typically determines what portion of each executive's compensation will be "at risk," with the at risk portion increasing as the Company gives executives greater levels of responsibility. As the Company believes that many of its named executive officers could command higher salaries in similar roles with larger companies, including with the Company's competitors, the Company's combined cash-based and equity-based bonuses have historically been large relative to base salaries, with the goal of ensuring compensation serves the dual purpose of retention and awarding exceptional performance.

Analysis of Executive Compensation Components

        For the fiscal year ended December 31, 2008, the principal components of compensation for named executive officers were identical to the components in the prior fiscal year, and included:

  •
  Base salary;

  •
  Performance-based cash bonuses;

  •
  Equity Incentive Plan;

  •
  Employee Stock Purchase Plan;

  •
  401(k) Plan; and

  •
  Other benefits.

        Base Salaries.    As a general proposition, the base salaries of the Company's executive officers are established as part of an annual compensation adjustment cycle, and we also assess salaries at the time of hire, promotion or other change in responsibilities. In establishing those salaries, the Compensation Committee considers information about base salaries paid by companies of comparable size in the biopharmaceutical industry (including data from the Radford Survey), individual performance, position and tenure of the executive officer, how the salary compares to the salaries of other executives in the Company, and internal comparability considerations. As noted above, however, in 2008 most of the initial compensation packages for our named executive officers were determined far more as a result of negotiations between the Company and these individuals rather than abstract compensation data.

        As noted previously, in recognition of the current economic situation and the Company's need to preserve cash, no named executive officer is expected to receive an increase in base compensation in 2009.

        Consistent with the philosophy and events discussed above, the base salary levels for fiscal year 2007 and fiscal year 2008 for our named executive officers were as follows:

Name	Title	2008 Base Salary		2007 Base Salary	% Change 2007 to 2008 Base Salary
Leslie Hudson, Ph.D.	President and Chief Executive Officer	$480,000		N/A	N/A
J. David Boyle II	Chief Financial Officer and Secretary	$324,000		N/A	N/A
Patrick L. Iversen, Ph.D.	SVP of Research and Development	$265,000		$260,000	1.9%
Peter D. O'Hanley, Ph.D., M.D.(1)	SVP of Clinical Development and Regulatory Affairs	$270,400		$260,000	4.0%
Dwight D. Weller, Ph.D.	Senior Vice President of Chemistry and Manufacturing	$248,400		$240,000	3.5%
K. Michael Forrest	Former Interim Chief Executive Officer	$385,000	(2)	$385,000	0%
Mark M. Webber	Former Chief Financial Officer	$242,520		$235,000	3.2%
Alan P. Timmins	Former President and Chief Operating Officer	$316,000		$310,000	1.9%

(1)
Pursuant to the terms of the Severance and Release Agreement between the Company and Dr. O'Hanley, Dr. O'Hanley resigned as the Company's Senior Vice President of Clinical Development and Regulatory Affairs effective January 9, 2009.

(2)
Represents Mr. Forrest's annual base rate of compensation for the period from January 1, 2008 through March 20, 2008. While Mr. Forrest resigned as the Company's Interim Chief Executive Officer commensurate with Dr. Hudson's appointment as the Chief Executive Officer in February 2008, due to his substantial and continuing participation in negotiations regarding the Company's acquisition of Ercole Biotech, Inc., the Board of Directors elected to continue Mr. Forrest's base salary until the completion of the Company's merger with Ercole, which was effected on March 20, 2008, and continue his medical insurance coverage for a period of one year.

        Performance-Based Cash Bonuses/Equity Awards.    The Company typically grants cash bonuses to executive officers as part of their annual overall compensation. In 2008, the bonuses for executive officers other than the Chief Executive Officer were targeted to be between 17% and 23% of the executive's total cash compensation. Such cash bonuses are in recognition of achievement of performance milestones for the individual named executive officers and of milestones achieved by the Company as a whole. The Compensation Committee takes into account the Company's cash resources and the need of the Company to deploy those resources to advance its business plan, and assesses this objective against the need to maintain compensation levels that are competitive within the biotechnology industry.

        As noted above, the Compensation Committee and the board, in consultation with Dr. Hudson, established corporate performance and individual performance goals for the named executive officers other than Dr. Hudson in early 2008. In early 2009, the Compensation Committee and the Board determined that approximately 67.5% of the corporate goals had been obtained and Dr. Hudson determined that between 65% and 70% of the individual goals had been attained. Moreover, the Compensation Committee and the Board accepted the offer of the named executive officers, including Dr. Hudson, to have their bonuses paid in the form of shares of stock issued under the Company's 2002 Equity Incentive Plan rather than cash, taking into account the tax impact of accepting stock rather than cash as payment of such bonuses. The following table shows for each of our named executive officers the cash bonuses awarded for fiscal year 2007 in February 2008 and the aggregate dollar value of the stock awards for fiscal year 2008 granted in February 2009:

Name	Title	2008 Bonus		2007 Bonus	% Change (2007 to 2008)	2008 Bonus as a % of 2008 Base Salary
Leslie Hudson, Ph.D.	President and Chief Executive Officer	$196,020	(1)	N/A	N/A	40.8%
J. David Boyle II	Chief Financial Officer and Secretary	$72,973	(2)	N/A	N/A	22.5%
Patrick L. Iversen, Ph.D.	SVP of Research and Development	$49,737	(3)	$27,700	79.6%	18.8%
Peter D. O'Hanley, Ph.D., M.D.(4)	SVP of Clinical Development and Regulatory Affairs	N/A		$42,000	N/A	N/A
Dwight D. Weller, Ph.D.	Senior Vice President of Chemistry and Manufacturing	$45,597	(5)	$30,000	52.0%	18.4%
K. Michael Forrest	Former Interim Chief Executive Officer	N/A		N/A	N/A	N/A
Mark M. Webber	Former Chief Financial Officer	N/A		$27,500	N/A	N/A
Alan P. Timmins	Former President and Chief Operating Officer	N/A		$43,500	N/A	N/A

(1)
Represents the aggregate value of 213,065 shares at $0.92 per share, which was the closing price for the Company's Common Stock on February 10, 2009, the date which such bonus was paid.

(2)
Represents the aggregate value of 79,318 shares at $0.92 per share, which was the closing price for the Company's Common Stock on February 10, 2009, the date which such bonus was paid.

(3)
Represents the aggregate value of 54,062 shares at $0.92 per share, which was the closing price for the Company's Common Stock on February 10, 2009, the date which such bonus was paid.

(4)
Pursuant to the terms of the Severance and Release Agreement between the Company and Dr. O'Hanley, Dr. O'Hanley resigned as the Company's Senior Vice President of Clinical Development and Regulatory Affairs effective January 9, 2009.

(5)
Represents the aggregate value of 49,562 shares at $0.92 per share, which was the closing price for the Company's Common Stock on February 10, 2009, the date which such bonus was paid.

        Equity Incentive Plan Compensation.    The long-term compensation of named executive officers takes the form of stock option awards under the Company's 2002 Equity Incentive Plan, or "2002 Plan." The 2002 Plan is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The 2002 Plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation helps ensure that the Company's named executive officers have a continuing stake in the long-term success of the Company, and preserves the Company's cash resources. The 2002 Plan provides incentives to continue in the service of the Company and to create in such executives a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives. All options granted by the Company have been granted with an exercise price equal to the closing market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if the Company's stock price increases subsequent to the date of grant. In granting options under the 2002 Plan, the Compensation Committee generally takes into account each named executive officer's responsibilities, relative position in the Company, past grants, the total number of vested and unvested equity incentives held by each named executive officer, and approximate grants to individuals in similar positions for companies of comparable size in the biopharmaceutical industry. The 2002 Plan is administered by the Compensation Committee. Beginning on January 1, 2006, the Company began accounting for stock options granted under the 2002 Plan in accordance with the requirements of FASB 123R.

        The following table shows the stock options granted to named executive officers in fiscal year 2007 and fiscal year 2008:

Name	Title	FY 2008 Shares Subject to Option Grant	FY 2007 Shares Subject to Option Grant	% Increase / (Decrease) 2007 to 2008
Leslie Hudson, Ph.D.	President and Chief Executive Officer	667,000	N/A	N/A
J. David Boyle II	Chief Financial Officer and Secretary	500,000	N/A	N/A
Patrick L. Iversen, Ph.D.	SVP of Research and Development	75,000	125,000	(40.0)%
Peter D. O'Hanley, Ph.D., M.D.(1)	SVP of Clinical Development and Regulatory Affairs	82,500	75,000	10.0%
Dwight D. Weller, Ph.D.	Senior Vice President of Chemistry and Manufacturing	75,000	75,000	0%
K. Michael Forrest	Former Interim Chief Executive Officer	N/A	300,000	N/A
Mark M. Webber	Former Chief Financial Officer	75,000	75,000	0%
Alan P. Timmins	Former President and Chief Operating Officer	90,000	150,000	(40.0)%

(1)
Pursuant to the terms of the Severance and Release Agreement between the Company and Dr. O'Hanley, Dr. O'Hanley resigned as the Company's Senior Vice President of Clinical Development and Regulatory Affairs effective January 9, 2009.

        Employee Stock Purchase Plan.    The purpose of the Employee Stock Purchase Plan, or "ESPP," is to attract and retain qualified employees essential to the success of the Company and, like the 2002 Plan, to provide such persons with an incentive to perform in the best interests of the Company. The ESPP is administered by the Compensation Committee, which has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring shareholder approval. All employees of the Company and its subsidiaries, including the Company's named executive officers, may participate in the ESPP if they: (i) are employed in a position with regular hours of 20 or more hours a week and (ii) are employed more than five months in any calendar year. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on May 1 and November 1 each year (the "Enrollment Dates"). During the offering periods, participants accumulate funds in an account through payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock from the Company. The purchase price per share is equal to 85% of the lower of the fair market value of the Common Stock (i) on the beginning date of the offering period or (ii) the end of the Offering Period. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period. Beginning on January 1, 2006, the Company began accounting for stock issued under the ESPP in accordance with the requirements of FAS 123R.

        In 2008, 84,372 shares of Common Stock were purchased under the ESPP, all of which were purchased by persons other than our named executive officers.

        401(k) Plan.    The Company's 401(k) Plan is a defined contribution profit sharing plan with a 401(k) option. The plan year is January 1 to December 31, and was created on November 1, 1992. Employees who are at least twenty-one years of age and who have provided at least thirty days of service are eligible to participate in the 401(k) Plan. Employees who are union employees, non-resident alien employees with no U.S.-source income and non-common law employees are not eligible to participate. Participants may defer up to the maximum allowed by law. At the discretion of the Company, participants may receive a match on the first 4% of compensation that the participant contributes to the 401(k) Plan. As of the fiscal year ended December 31, 2008, the named executive officers received a 401(k) contribution match of up to 4% of their 401(k) Plan contribution subject to the maximum amount permitted by law.

Tax and Accounting Implications of the Executive Compensation Program

        A significant portion of the compensation paid to the Company's named executive officers is considered "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code and, therefore, is fully deductible by the Company for federal income tax purposes. In addition, the long-term incentive compensation awarded to the named executive officers is based on a fixed value at grant and therefore is not subject to variable accounting treatment under SFAS 123(R). The Company views preserving tax deductibility as an important objective, but not the sole objective, in establishing executive compensation. In specific instances the Company has and in the future will authorize compensation arrangements that are not fully tax deductible but which promote other important objectives of the Company.

Repricing of Stock Options

        The Company did not reprice any stock options in 2008.

Employment Agreements with Named Executive Officers Entered into by the Company in 2009

  Stephen B. Shrewsbury—Senior Vice President—Preclinical, Clinical and Regulatory Affairs and Chief Medical Officer

        On January 26, 2009, the Company hired Stephen Bevan Shrewsbury, M.D., as the Company's Senior Vice President—Preclinical, Clinical and Regulatory Affairs and Chief Medical Officer. In connection with his hiring, the Company and Dr. Shrewsbury entered into an Employment Agreement dated January 26, 2009 providing for Dr. Shrewsbury's at will employment by the Company. Under the terms of the Employment Agreement, Dr. Shrewsbury is entitled to an initial annual salary of $310,000, which amount is subject to review for potential increase, but not decrease, on an annual basis. In addition to his base salary, Dr. Shrewsbury is eligible for an annual bonus of up to 25% of his base salary, based upon Dr. Shrewsbury's achievement of performance objectives established by mutual agreement among Dr. Shrewsbury, the Company's Chief Executive Officer, and the Compensation Committee.

        In connection with his employment as the Company's Senior Vice President—Preclinical, Clinical and Regulatory Affairs and Chief Medical Officer, the Company granted to Dr. Shrewsbury options to purchase 450,000 shares of the Company's common stock under the Company's 2002 Plan, with an exercise price equal to the fair market value of the Company's common stock on January 26, 2009, which was $1.36 per share. Subject to certain exceptions, the options vest in equal annual installments over a period of three years. In addition, on that same date the Company granted to Dr. Shrewsbury 60,000 restricted shares of the Company's common stock. In the event that Dr. Shrewsbury remains employed with the Company on the 181st day after January 26, 2009, then the restricted shares commence vesting in equal annual installments over three years from January 26, 2009. The Company is also required to reimburse Dr. Shrewsbury for all expenses reasonably incurred by him in discharging his duties for the Company

        In addition to the compensation described above, under the Employment Agreement Dr. Shrewsbury is entitled to receive (i) reimbursement of up to $100,000 for reasonable expenses incurred in 2008 for reasonable expenses incurred in 2008 to relocate Dr. Shrewsbury to the city of the Company's headquarters, including the reasonable and customary costs associated with purchasing a new residence and moving expenses, (ii) reimbursement of up to $3,000 for reasonable legal fees incurred by Dr. Shrewsbury in connection with the negotiation of the Employment Agreement, (iii) a monthly living allowance of $2,500 for a period of up to six months, (iv) four weeks of paid vacation per year, as well as paid holidays generally available to senior executives, and (v) subject to eligibility requirements, participation in benefits and programs generally available to all employees or executives. The Employment Agreement further provides that Dr. Shrewsbury is entitled to receive certain tax gross-up payments.

        The Employment Agreement provides that, following Dr. Shrewsbury's termination of employment with the Company, Dr. Shrewsbury may not engage in certain activities in competition with the Company's business activities for a period between one year and two years, depending on the nature of Dr. Shrewsbury's termination, Dr. Shrewsbury is further prohibited for a period of two years following termination of employment with the Company from recruiting, hiring, or assisting a third party in hiring any person then employed by the Company.

        Dr. Shrewsbury may voluntarily terminate his employment after giving the Company sixty days' notice, and the Company may terminate Dr. Shrewsbury without Cause after giving him thirty days' notice. The Company may terminate Dr. Shrewsbury's employment without "Cause" (as defined in the Employment Agreement) upon 30 days' written notice. Dr. Shrewsbury's employment is also terminated upon death, disability, or upon the effective date of a notice sent by the Company to Dr. Shrewsbury terminating him for Cause.

Employment Agreements with Named Executive Officers Entered into by the Company in 2008

  Leslie Hudson, Ph.D.—Chief Executive Officer

        On February 8, 2008, the Board of Directors appointed Leslie Hudson, Ph.D. as the Company's Chief Executive Officer. In connection with his appointment, the Company and Dr. Hudson entered into an Employment Agreement providing for Dr. Hudson's at will employment by the Company. Under the terms of the Employment Agreement, Dr. Hudson is entitled to an initial annual salary of $480,000, which amount is subject to review for potential increase, but not decrease, on an annual basis. In addition to his base salary, Dr. Hudson is entitled to an annual bonus based upon the Company's and Dr. Hudson's achievement of performance objectives established by the Company's Board of Directors, with the target bonus level being equal to 60% of Dr. Hudson's base salary. Dr. Hudson's compensation package was extensively negotiated, and Dr. Hudson's compensation is high relative to the compensation payable to other executive officers of the Company, including the Company's Interim Chief Executive Officer who served between March 2007 and February 2008. The Radford Survey showed that Dr. Hudson's base compensation was in excess of the Company's targeted 60th percentile. In determining Dr. Hudson's compensation, the Board of Directors took into account, among other things, the fact that Dr. Hudson would be required to relocate from his home in New Jersey, Dr. Hudson's extensive experience in the Company's industry, and the salaries and potential bonuses commanded by principal executive officers at other companies in the Company's industry.

        In connection with his employment as the Company's Chief Executive Officer, the Company granted to Dr. Hudson options to purchase 667,000 shares of the Company's common stock under the Company's 2002 Plan, with an exercise price equal to the fair market value of the Company's common stock on February 8, 2008, which was $1.09 per share. Subject to certain exceptions, the options vest in equal annual installments over a period of four years. In addition, on that same date the Company granted to Dr. Hudson 333,000 restricted shares of the Company's common stock. A portion of the shares of common stock are subject to forfeiture, with 100,000 shares vesting on February 8, 2008 and 233,000 shares vesting in equal annual installments over four years commencing on February 8, 2008. The Company is also required to reimburse Dr. Hudson for all expenses reasonably incurred by him in discharging his duties for the Company.

        In addition to the compensation described above, under the Employment Agreement Dr. Hudson is entitled to receive (i) health care benefits for him and his spouse, (ii) reimbursement of up to $25,000 in legal fees incurred by Dr. Hudson in connection with the negotiation of the Employment Agreement, (iii) a monthly living allowance of $4,500 for a period of twelve months, subject to extension in certain circumstances, (iv) a car allowance of $1,000 per month, (v) reimbursement of moving expenses and reasonable and customary costs of selling a residence in Princeton, New Jersey, as well as two round-trip economy fare airplane tickets for relocation purposes for each of Dr. Hudson and his spouse, (vi) during the first year of employment, reimbursement for up to four round trip economy airplane tickets per month for travel actually incurred between Portland, Oregon and his home in Bend, Oregon, (vii) four weeks of paid vacation per year, as well as paid holidays generally available to senior executives, (viii) $9,500 per year for reasonable expenses incurred in connection with Dr. Hudson's federal and state income tax returns and investment advice, and (ix) subject to eligibility requirements, participation in benefits and programs generally available to all employees or executives. Further, the Company is required to provide Dr. Hudson with the Company's standard directors and officers insurance policy, and indemnify and hold Dr. Hudson harmless from liability arising out of his services to the fullest extent permitted by Oregon law. The Employment Agreement further provides that Dr. Hudson is entitled to receive certain tax gross-up payments.

        The Employment Agreement provides that, for a period of two years following Dr. Hudson's termination of employment with the Company, Dr. Hudson may not engage in certain activities in competition with the Company's business activities, to the extent those competitive activities relate to five competitors specified by the Company prior to Dr. Hudson's termination. Dr. Hudson is further prohibited, for a period of two years following termination of employment with the Company, from recruiting, hiring, or assisting a third party in hiring any person then employed by the Company.

        During the first year of employment, Dr. Hudson's Employment Agreement provides that Dr. Hudson may voluntarily terminate his employment with the Company, with or without "Good Reason" (as defined in the Employment Agreement), upon 90 days' written notice to the Company. Thereafter, written notice will be reduced to not less than 30 days. The Company may terminate Dr. Hudson's employment without "Cause" (as defined in the Employment Agreement) and other than in connection with a "Change in Control" (as defined in the Employment Agreement) upon 30 days' written notice. Dr. Hudson's employment is terminated upon death, disability, or upon the effective date of a notice sent by the Company to Dr. Hudson terminating him for Cause.

  J. David Boyle II—Chief Financial Officer

        On August 18, 2008, the Company hired J. David Boyle II as the Company's Chief Financial Officer. In connection with his appointment, the Company and Mr. Boyle entered into an Employment Agreement dated July 24, 2008 providing for Mr. Boyle's at will employment by the Company. Under the terms of the Employment Agreement, Mr. Boyle is entitled to an initial annual salary of $324,000, which amount is subject to review for potential increase, but not decrease, on an annual basis. In addition to his base salary, Mr. Boyle is eligible for an annual bonus of up to 30% of his base salary, based upon Mr. Boyle's achievement of performance objectives established by mutual agreement among Mr. Boyle, the Company's Chief Executive Officer, and the Compensation Committee.

        In connection with his employment as the Company's Chief Financial Officer, the Company granted to Mr. Boyle options to purchase 350,000 shares of the Company's common stock under the Company's 2002 Plan, with an exercise price equal to the fair market value of the Company's common stock on August 18, 2008, which was $1.21 per share. Subject to certain exceptions, the options vest in equal annual installments over a period of three years. In addition, on that same date the Company granted to Mr. Boyle options to purchase an additional 150,000 shares of the Company's common stock under the Company's 2002 Plan, with an exercise price equal to the fair market value of the Company's common stock on August 18, 2008, which was $1.21 per share. The vesting of these 150,000 shares is subject to the Company's achievement of certain milestones, which the Company has not achieved and will not achieve. The Company is also required to reimburse Mr. Boyle for all expenses reasonably incurred by him in discharging his duties for the Company.

        In addition to the compensation described above, under the Employment Agreement Mr. Boyle is entitled to receive (i) reimbursement of up to $100,000 for reasonable expenses incurred in 2008 for reasonable expenses incurred in 2008 to relocate Mr. Boyle, his spouse and certain members of his family to the city of the Company's headquarters, including the reasonable and customary costs associated with selling his prior residence, moving expenses, and costs associated with purchasing a new residence (ii) reimbursement of up to $5,000 for reasonable legal fees incurred by Mr. Boyle in connection with the negotiation of the Employment Agreement, (iii) a monthly living allowance of $2,000 for a period of up to six months, (iv) four weeks of paid vacation per year, as well as paid holidays generally available to senior executives, and (v) subject to eligibility requirements, participation in benefits and programs generally available to all employees or executives. The Employment Agreement further provides that Mr. Boyle is entitled to receive certain tax gross-up payments.

        The Employment Agreement provides that, following Mr. Boyle's termination of employment with the Company, Mr. Boyle may not engage in certain activities in competition with the Company's business activities for a period between one year and two years, depending on the nature of Mr. Boyle's termination, Mr. Boyle is further prohibited for a period of two years following termination of employment with the Company from recruiting, hiring, or assisting a third party in hiring any person then employed by the Company.

        Mr. Boyle may voluntarily terminate his employment after giving the Company sixty days' notice, and the Company may terminate Mr. Boyle's employment without Cause (as defined in the Employment Agreement) upon thirty days' written notice. Mr. Boyle's employment is also terminated upon death, disability, or upon the effective date of a notice sent by the Company to Mr. Boyle terminating him for Cause.

  Employment Agreements with Other Named Executive Officers in Prior Years

        The Company has entered into employment contracts with each of its other named executive officers that provide for a base annual compensation. The employment contracts are cancelable by the employee on sixty days' notice and by the Company on thirty days' notice or for Cause. Cause is defined in the employment agreement as the named executive officer's willful or repeated failure to comply with the Company's policies, standards or regulations, or the named executive officer engages in conduct that is dishonest, fraudulent or detrimental to the Company. The employment agreements provide that the named executive officers may not compete with the Company or solicit the employment of other individuals employed by the Company during their employment and for a period of two years thereafter. Under the employment agreements, the named executive officers may not disclose the Company's confidential information to outsiders during employment and for a period of two years thereafter and must assign inventions conceived by them to the Company. The respective employment agreements provide that each named executive officer is entitled to severance benefits and change in control payments in certain circumstances, as discussed below under "Post-Employment Benefits and Change in Control Arrangements."

Post-Employment Benefits and Change in Control Arrangements for the Company's Named Executive Officers

        The Company does not generally provide special post-employment benefits to its named executive officers, other than those available to its employees generally. However, the Company has entered into agreements with certain named executive officers relating to post-employment benefits and change in control arrangements.

  Chief Executive Officer

        Upon Dr. Hudson's voluntary termination of employment (other than with Good Reason) or termination of his employment for Cause, the Company must pay to him all base compensation, unpaid reimbursements, gross-up payments, and other unpaid expenses due through the effective date of termination, and any unused vacation accrued according to the Company's policies. However, Dr. Hudson would not be entitled to any other compensation, including the right to receive any bonus relating to the year in which such termination is effective.

        Upon Dr. Hudson's death or "Disability" (as defined in the Employment Agreement), the Company must pay to his estate all base compensation, earned but unpaid bonuses, unpaid reimbursements, gross-up payments and other unpaid expenses due at the date of death, plus a continuation of base compensation and benefits at the rate set forth in the Employment Agreement for six months following the end of the month in which the death occurs. Dr. Hudson's estate will also have six months to exercise all vested stock options.

        Upon termination of Dr. Hudson's employment by the Company without Cause or by Dr. Hudson for Good Reason where no Change of Control has occurred, the Company is required to pay to Dr. Hudson (i) all base compensation and earned but unpaid bonuses, and unpaid reimbursements, gross-up payments and other unpaid expenses due at the effective date of termination, (ii) the sum of (x) two years of base compensation, (y) two years of bonus compensation based on the average of the past two years' bonuses actually paid or, if only one year's bonus has been paid, such bonus, or if no bonus has been paid, 50% of the target bonus for the current year, and (z) two times the then current annual cost of health benefits. If termination occurs before February 8, 2010, fifty percent of unvested options and fifty percent of unvested shares of common stock granted pursuant to the Employment Agreement will immediately become fully vested and exercisable. If termination occurs on or after February 8, 2010, all unvested options and all shares of common stock will immediately become fully vested and exercisable. The exercise period of all vested options granted to Dr. Hudson pursuant to the Company's 2002 Equity Incentive Plan will be the earlier of their original expiration date or six months from the effective date of termination.

        Upon a termination of Dr. Hudson's employment by the Company without Cause or by Dr. Hudson for Good Reason that occurs within twelve months of a Change of Control, the Company is required to pay to Dr. Hudson (i) all base compensation, earned but unpaid bonuses, and unpaid reimbursements, gross-up payments and other unpaid expenses due at the effective date of termination, (ii) the sum of (x) two years of base compensation, (y) two times the target annual bonus at the effective time of termination, and (z) two times the then current annual cost of health benefits, car allowance, expenses incurred in connection with tax preparation and investment advice, and continued participation in benefits available to other senior executives generally, as well as the amount of remaining living allowance payments. In addition, all unvested options and all shares of common stock granted pursuant to the Employment Agreement would immediately become fully vested and exercisable and all options exercisable for a period of the earlier of their original expiration date or six months from the effective day of termination.

  Chief Financial Officer

        Upon Mr. Boyle's voluntary termination of employment (other than with Good Reason), the Company must pay to him all compensation due through the date of termination, but otherwise has no further obligation to him in respect of any period following such termination. Upon Mr. Boyle's death, the Company must pay to his estate all compensation due at the date of death, plus a continuation of base compensation at the rate set forth in the Employment Agreement or Mr. Boyle's then-current rate, whichever is greater, from the date of death to the final day of the month following the month in which the death occurs.

        Under the terms of the Employment Agreement for Mr. Boyle, Mr. Boyle is entitled to receive severance pay of one year's base salary following termination of his employment by the Company other than for Cause and other than in connection with a Change in Control (as those terms are defined in Mr. Boyle's Employment Agreement). Mr. Boyle is entitled to receive severance pay of two years' base salary if he is terminated by the Company without Cause in connection with a Change in Control or if he voluntary terminates his employment for Good Reason (as that term is defined in Mr. Boyle's Employment Agreement). Further, upon termination other than for Cause, Mr. Boyle's Employment Agreement provides for full vesting of all outstanding stock options, which are exercisable for a period of 180 days following the effective date of termination.

  Senior Vice President—Preclinical, Clinical and Regulatory Affairs and Chief Medical Officer

        Upon Dr. Shrewsbury's voluntary termination of employment (other than with Good Reason), the Company must pay to him all compensation due through the date of termination, but otherwise has no further obligation to him in respect of any period following such termination. Upon Dr. Shrewsbury's death, the Company must pay to his estate all compensation due at the date of death, plus a continuation of base compensation at the rate set forth in the Employment Agreement or Dr. Shrewsbury's then-current rate, whichever is greater, from the date of death to the final day of the month following the month in which the death occurs.

        Under the terms of the Employment Agreement for Dr. Shrewsbury, Dr. Shrewsbury is entitled to receive severance pay of one year's base salary following termination of his employment by the Company other than for Cause and other than in connection with a Change in Control (as those terms are defined in Dr. Shrewsbury's Employment Agreement). Dr. Shrewsbury is entitled to receive severance pay of two year's base salary if he is terminated by the Company without Cause in connection with a Change in Control or if he voluntary terminates his employment for Good Reason (as that term is defined in Dr. Shrewsbury's Employment Agreement) in connection with a Change in Control. Further, upon termination other than for Cause, Dr. Shrewsbury's Employment Agreement provides for full vesting of all outstanding stock options, which are exercisable for a period of 180 days following the effective date of termination.

  Other Named Executive Officers

        Under the employment agreements for Dr. Iversen and Dr. Weller, upon voluntary termination of employment (other than voluntary termination after a Change of Control) or termination of employment for Cause, the Company must pay to each such executive officer all compensation due through the date of termination, but otherwise has no further obligation to him in respect of any period following such termination. Upon the death of each such executive officer, the Company must pay to his estate all compensation due at the date of death, plus a continuation of base compensation at the rate set forth in each such executive officer's employment agreement from the date of death to the final day of the month following the month in which the death occurs.

        Under the employment agreements for Dr. Iversen and Dr. Weller, each of these executive officers is entitled to receive severance pay of one year's base salary following either termination of the executive officer without Cause or a voluntary termination by the executive officer following a Change of Control (as those terms are defined in such employment agreements). Further, upon termination other than for Cause, the employment agreements provide for full vesting of all outstanding stock options, other than performance-based options.

Payment of Post-Employment Benefits for the Company's Terminated Named Executive Officers

  Former President and Chief Operating Officer

        The Company terminated Mr. Timmins, the Company's former President and Chief Operating Officer, without Cause (as such term is defined in Mr. Timmins' October 26, 2007 Amended and Restated Employment Agreement) on September 18, 2008. Pursuant to the terms of his Amended and Restated Employment Agreement, the Company will pay an aggregate of $630,000 in severance to Mr. Timmins in connection with his termination. Payments have been made and will be made to Mr. Timmins as follows: one-third, or $210,000, was paid on September 18, 2008, with the balance of $420,000 now being paid to Mr. Timmins in equal installments over the 12 months following his September 18, 2008 termination in accordance with the Company's standard payroll procedures. In addition, all outstanding options granted to Mr. Timmins pursuant to the Company's 1992 Stock Incentive Plan and the 2002 Equity Incentive Plan, which were vesting with the passage of time (and were not performance related) immediately became fully vested, and the exercise period of all such options was extended to the earlier of their original expiration date or March 18, 2010.

  Former Chief Financial Officer

        The Company terminated Mr. Webber, the Company's former Chief Financial Officer, without Cause (as such term is defined in Mr. Webber's May 11, 2000 Employment Agreement) on November 30, 2008. Pursuant to the terms of his Employment Agreement, the Company paid an aggregate of $60,630 in severance to Mr. Webber in connection with his termination, which amount represents three months of Mr. Webber's base compensation at the time of his termination. In addition, all outstanding options granted to Mr. Webber pursuant to the Company's 1992 Stock Incentive Plan, which were vesting with the passage of time (and were not performance related) immediately became fully vested. Such options have since expired unexercised.

  Senior Vice President for Clinical Development and Regulatory Affairs

        Effective October 27, 2008, the Company entered into a Severance and Release Agreement with Dr. O'Hanley, the Company's Senior Vice President for Clinical Development and Regulatory Affairs. Under the terms of the Severance and Release Agreement, Dr. O'Hanley resigned his position effective January 9, 2009, and he received all wages, including accrued but unused vacation, earned through such date.

        Dr. O'Hanley remained a full-time employee with the Company through November 28, 2008. Between December 1, 2008 and January 9, 2009, Dr. O'Hanley's employment was reduced to part-time employment of no more than two days per week and his salary was reduced a corresponding amount during this time. Dr. O'Hanley has agreed to devote his best efforts to assisting in the smooth and successful transition of knowledge and responsibilities to his replacement.

        Under the terms of the Severance and Release Agreement, the Company and Dr. O'Hanley also agreed to terminate the March 22, 2004 Employment Agreement between the Company and

Dr. O'Hanley. Lastly, the Company and Dr. O'Hanley agreed to a mutual release of any and all claims arising out of Dr. O'Hanley's employment with the Company.

Compensation Committee Report

        The Compensation Committee of AVI BioPharma, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement as required under Item 402(b) of Regulation S-K. Based on their review and discussions with management, the Compensation Committee recommended to the Company's full Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      COMPENSATION COMMITTEE
                      William A. Goolsbee
                      K. Michael Forrest
                      Michael D. Casey (Chair)

 Summary Compensation Table

        The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2008. Based on the fair value of equity awards granted to named executive officers in 2007 and the base salary of the named executive officers, "Salary" accounted for, on average, approximately 32% of the total compensation of the named executive officers, incentive compensation including cash bonus and stock option grants, accounted for approximately 67% of the total compensation of the named executive officers and benefits accounted for approximately 1% of the total compensation of named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)		(j)
Leslie Hudson, Ph.D.,	2008	411,551	196,020	109,000	137,514		—	—	195,786	(2)	1,049,871
President and Chief Executive Officer
J. David Boyle II,	2008	93,462	72,973	—	63,192		—	—	160,550	(3)	390,177
Chief Financial Officer and Secretary
Patrick L. Iversen, Ph.D.,	2008	265,000	49,737	—	302,358		—	—	9,200	(4)	626,295
SVP of Research and	2007	260,000	27,700	—	305,165	(5)	—	—	9,000	(4)	601,865
Development	2006	250,000	75,000	—	296,206	(6)	—	—	8,800	(4)	630,006
Peter D. O'Hanley, Ph.D., M.D.,	2008	269,533	—	—	259,287		—	—	9,200	(4)	538,020
SVP of Clinical Development	2007	260,000	42,000	—	305,228		—	—	9,000	(4)	616,228
and Regulatory Affairs(7)	2006	250,000	50,000	—	237,185		—	—	8,800	(4)	545,985
Dwight D. Weller,	2008	248,400	45,597	—	259,536		—	—	9,200	(4)	562,733
Senior Vice President of	2007	240,000	30,000	—	275,707		—	—	9,000	(4)	554,707
Chemistry and Manufacturing	2006	230,000	50,000	—	290,483		—	—	8,800	(4)	579,283
K. Michael Forrest,	2008	116,981	—	—	—		—	—	—		116,981
Former Interim Chief	2007	293,192	—	—	503,710		—	—	9,000	(4)	805,902
Executive Officer	2006	—	—	—	—		—	—	—		—
Mark M. Webber,	2008	222,310	—	—	259,536		—	—	—		481,846
Former Chief Financial Officer	2007	235,000	27,500	—	261,372		—	—	9,000	(4)	532,872
	2006	225,000	50,000	—	280,073		—	—	8,000	(4)	563,873
Alan P. Timmins,	2008	226,467	—	—	784,210		—	—	315,000	(8)	1,325,677
Former President and Chief	2007	310,000	43,500	—	556,276		—	—	9,000	(4)	918,767
Operating Officer	2006	300,000	110,000	—	632,273	(9)	—	—	8,000	(4)	1,051,073

(1)
The amounts in the option awards column reflect the dollar amount recognized for financial statement reporting purposes calculated in accordance with FAS 123R and, thus, include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in Note 2 to the financial statements set forth in our annual report on Form 10-K, filed March 10, 2009 (Commission File No. 001-14895).

(2)
Represents $186,586 in relocation and temporary living expenses and $9,200 contributed to the 401(k) Company match.

(3)
Represents $158,390 in relocation and temporary living expenses and $2,160 contributed to the 401(k) Company match.

(4)
Represents funds contributed to the 401(k) Company match.

(5)
Includes $6,185 attributable to the Company's Employee Stock Purchase Plan.

(6)
Includes $5,723 attributable to the Company's Employee Stock Purchase Plan.

(7)
Pursuant to the terms of the Severance and Release Agreement between the Company and Dr. O'Hanley, Dr. O'Hanley resigned as the Company's Senior Vice President of Clinical Development and Regulatory Affairs effective January 9, 2009.

(8)
Represents severance payments made to Mr. Timmins in fiscal year 2008.

(9)
Includes $9,054 attributable to the Company's Employee Stock Purchase Plan.

        See the discussion above under the heading "Employment Agreements with Named Executive Officers" for a discussion of our employment arrangements with our named executive officers.

Grants of Plan Based Awards in Fiscal Year 2008

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)
										Exercise or Base Price of Option Awards ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leslie Hudson, Ph.D.,	2/8/2008	—	—	—	—	—	—	333,000	667,000	1.09	976,947
President and Chief Executive Officer
J. David Boyle II,	8/18/2008	—	—	—	—	—	—	—	500,000	1.21	512,313
Chief Financial Officer and Secretary
Patrick L. Iversen, Ph.D.,	2/28/2008	—	—	—	—	—	—	—	75,000	1.39	87,895
SVP of Research and Development
Peter D. O'Hanley, Ph.D., M.D.,	2/28/2008	—	—	—	—	—	—	—	82,500	1.39	96,684
SVP of Clinical Development and Regulatory Affairs(2)
Dwight D. Weller,	2/28/2008	—	—	—	—	—	—	—	75,000	1.39	87,895
Senior Vice President of Chemistry and Manufacturing
K. Michael Forrest,	—	—	—	—	—	—	—	—	—	—	—
Former Interim Chief Executive Officer
Mark M. Webber,	2/28/2008	—	—	—	—	—	—	—	75,000	1.39	87,895
Former Chief Financial Officer
Alan P. Timmins,	2/28/2008	—	—	—	—	—	—	—	90,000	1.39	105,474
Former President and Chief Operating Officer

(1)
Subject to acceleration of vesting in accordance with the named executive officers' employment agreement, all options granted in 2008 for Drs. Iversen and O'Hanley and Messrs. Timmins and Webber become exercisable starting twelve months after the grant date, with one-third of the options becoming exercisable at that time with an additional one-third of the options becoming exercisable on the second and third anniversary dates of the option grant, respectively. All options granted in 2008 for Mr. Forrest become exercisable starting one month after the grant date, with one-twelfth of the options becoming exercisable at that time with an addition one-twelfth of the options becoming exercisable each month thereafter. Mr. Webber's options expired on December 30, 2008, due to the termination of his employment. Mr. Timmins's options became fully vested and exercisable on September 18, 2008, the date of his termination of employment. Mr. Timmins's options expire on the earlier of their original expiration date or March 18, 2010.

(2)
Pursuant to the terms of the Severance and Release Agreement between the Company and Dr. O'Hanley, Dr. O'Hanley resigned as the Company's Senior Vice President of Clinical Development and Regulatory Affairs effective January 9, 2009.

 Outstanding Equity Awards at 2008 Fiscal Year End

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Leslie Hudson, Ph.D.,	—	667,000	—	1.09	02/8/18	233,000	153,780	—
President and Chief Executive Officer(1)
J. David Boyle II,	—	350,000	—	1.21	08/18/18	—	—	—
Chief Financial Officer and Secretary(2)
Patrick L. Iversen, Ph.D.,	28,000	—	—	3.69	01/21/09	—	—	—
SVP of Research and	84,000	—	—	5.75	01/03/10	—	—	—
Development(3)	92,400	—	—	5.35	12/05/12	—	—	—
	75,000	—	—	2.53	02/22/15	—	—	—
	50,000	25,000	—	7.35	02/16/16	—	—	—
	41,667	83,333	—	3.00	02/06/17	—	—	—
	—	75,000	—	1.39	02/28/18	—	—	—
Peter D. O'Hanley, Ph.D., M.D.,	100,000	—	—	2.89	—	—	—	—
SVP of Clinical Development	50,000	—	—	2.53	—	—	—	—
and Regulatory Affairs(4)	50,000	25,000	—	7.35	—	—	—	—
	25,000	50,000	—	3.00	—	—	—	—
	—	82,500	—	1.39	—	—	—	—
Dwight D. Weller,	84,000	—	—	5.75	01/03/10	—	—	—
Senior Vice President of	92,400	—	—	5.35	12/05/12	—	—	—
Chemistry and	75,000	—	—	2.53	02/22/15	—	—	—
Manufacturing(5)	50,000	25,000	—	7.35	02/16/16	—	—	—
	25,000	50,000	—	3.00	02/06/17	—	—	—
	—	75,000	—	1.39	02/28/18	—	—	—
K. Michael Forrest,	24,750	8,250	—	2.64	03/04/15	—	—	—
Former Interim Chief	10,000	—	—	2.24	05/18/15	—	—	—
Executive Officer(6)	10,000	—	—	4.64	05/24/16	—	—	—
	300,000	—	—	2.45	03/27/17	—	—	—
	11,666	8,334	—	1.55	05/20/18	—	—	—
Mark M. Webber,	—	—	—	—	—	—	—	—
Former Chief Financial Officer(7)
Alan P. Timmins,	135,000	—	—	5.75	01/03/10	—	—	—
Former President and	148,500	—	—	5.35	03/18/10	—	—	—
Chief Operating Officer(8)	25,000	—	—	5.88	03/18/10	—	—	—
	175,000	—	—	2.53	03/18/10	—	—	—
	175,000	—	—	7.35	03/18/10	—	—	—
	150,000	—	—	2.45	03/18/10	—	—	—
	90,000	—	—	1.39	03/18/10	—	—	—

(1)
Dr. Hudson's 667,000 options granted on February 8, 2008 at $1.09 per share became exercisable starting February 8, 2009, with one-third being exercisable on this date and another one-third being exercisable on February 8, 2010 and 2011, respectively. Of Dr. Hudson's 333,000 shares of restricted stock granted on February 8, 2008, 100,000 vested on that date, 58,250 vested on February 8, 2009, and the remaining shares will vest in equal annual installments of 58,250 shares on February 8, 2010, 2011 and 2012.

(2)
Mr. Boyle's 350,000 options granted on August 18, 2008 at $1.21 per share will become exercisable starting August 18, 2009, with one-third being exercisable on this date and another one-third being exercisable on August 18, 2010 and 2011, respectively.

(3)
Dr. Iversen's 75,000 options granted on February 16, 2006 at $7.35 per share became exercisable starting February 16, 2007, with one-third being exercisable on this date and another one-third being exercisable on February 16, 2008 and 2009, respectively. Dr. Iversen's 125,000 options granted on February 6, 2007 at $3.00 per share became exercisable starting February 6, 2008, with one-third being exercisable on this date and another one-third being exercisable on February 6, 2009 and 2010, respectively. Dr. Iversen's 75,000 options granted on February 28,

  2008 at $1.39 per share became exercisable starting February 28, 2009, with one-third being exercisable on this date and another one-third being exercisable on February 28, 2010 and 2011, respectively.

(4)
Pursuant to the terms of the Severance and Release Agreement between the Company and Dr. O'Hanley, Dr. O'Hanley resigned as the Company's Senior Vice President of Clinical Development and Regulatory Affairs effective January 9, 2009. Dr.O'Hanley's options expired in February 2009, due to the termination of his employment.

(5)
Dr. Weller's 75,000 options granted on February 16, 2006 at $7.35 per share became exercisable starting February 16, 2007, with one-third being exercisable on this date and another one-third being exercisable on February 16, 2008 and 2009, respectively. Dr. Weller's 75,000 options granted on February 6, 2007 at $3.00 per share became exercisable starting February 6, 2008, with one-third being exercisable on this date and another one-third being exercisable on February 6, 2009 and 2010, respectively. Dr. Weller's 75,000 options granted on February 28, 2008 at $1.39 per share became exercisable starting February 28, 200, with one-third being exercisable on this date and another one-third being exercisable on February 28, 2010 and 2011, respectively.

(6)
Mr. Forrest's 33,000 options granted on March 4, 2005 at $2.64 per share became exercisable starting March 4, 2006, with one-fourth being exercisable on this date and another one-fourth being exercisable on March 4, 2007, 2008 and 2009, respectively. Mr. Forrest's 300,000 options granted on March 27, 2007 at $2.45 per share became exercisable starting June 27, 2007, with one-twelfth being exercisable on this date and another one-twelfth being exercisable each month thereafter. Mr. Forrest's 20,000 options granted on May 20, 2008 at $1.55 per share became exercisable starting June 22, 2008, with one-twelfth being exercisable on this date and another one-twelfth being exercisable each month thereafter.

(7)
Mr. Webber's options expired on December 30, 2008, due to the termination of his employment.

(8)
Mr. Timmins's options became fully vested and exercisable on September 18, 2008, the date of his termination of employment. Mr. Timmins's options expire on the earlier of their original expiration date or March 18, 2010.

2008 Option Exercises and Stock Vested

        None of our named executive officers exercised any stock options during fiscal year 2008. Dr. Hudson's award of 333,000 shares of restricted stock on February 28, 2008 vested immediately with respect to 100,000 shares. The remaining 233,000 shares vest in four equal annual installments of 58,250 shares each, commencing on February 8, 2009.

2008 Pension Benefits

        None of our named executive officers are entitled to pension benefits or other payments of benefits pursuant to any established plan following retirement.

2008 Nonqualified Deferred Compensation

        None of our named executive officers are entitled to benefits under any nonqualified defined contribution or nonqualified deferred compensation plans.

Potential Payments Upon Termination or a Change in Control

        The table below reflects the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive's employment. The amount of compensation payable to each named executive officer upon termination without cause or before and after a change in control, and for termination following a change of control, is shown below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination.

Name	Benefit	Before Change in Control, Termination w/o Cause ($)		After Change in Control, Termination w/o Cause ($)		Voluntary Termination ($)		Death ($)		Disability ($)		Change in Control ($)
	(a)	(b)		(c)		(d)		(e)		(f)		(g)
Leslie Hudson, Ph.D.,	Cash Severance	1,104,000	(1)	1,536,000	(1)			240,000	(2)	240,000	(2)	1,536,000	(1)
President and Chief	Stock Options	238,232	(3)	476,463	(4)				(5)		(5)	476,463	(4)
Executive Officer	Restricted Stock	126,985	(6)	253,970	(7)							253,970	(7)
J. David Boyle II,	Cash Severance(8)	324,000		648,000				27,000	(10)			648,000
Chief Financial Officer and Secretary	Stock Options	314,407	(4)	314,407	(4)							314,407	(4)
Patrick L. Iversen, Ph.D.,	Cash Severance(8)	265,000		265,000				22,083	(10)			265,000
SVP of Research and Development	Stock Options	200,969	(4)	200,969	(4)	200,969	(9)					200,969	(4)
Dwight D. Weller,	Cash Severance(8)	248,400		248,400				20,700	(10)			248,400
Senior Vice President of Chemistry and Manufacturing	Stock Options	154,053	(4)	154,053	(4)	154,053	(9)					154,053	(4)

(1)
Cash severance is payable in equal monthly installments over twenty-four months for Dr. Hudson.

(2)
Cash severance is payable in equal monthly installments over six months for Dr. Hudson.

(3)
If termination occurs before the second anniversary of Dr. Hudson's date of employment, 50% of Dr. Hudson's unvested stock options immediately become fully vested. If, on the other hand, termination occurs on or after the second anniversary of Dr. Hudson's date of employment, all unvested stock options immediately become fully vested. If Dr. Hudson had been terminated on December 31, 2008, such termination would have occurred prior to his second anniversary with the Company. Accordingly, 50% of his unvested stock options would have immediately become fully vested as of December 31, 2008. The stated dollar amount reflects the fair value computed in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in Note 2 to the financial statements set forth in our annual report on Form 10-K, filed March 10, 2009 (Commission File No. 0-22613.

(4)
In the event of a change in control of the Company, all stock options held by the named executive officer will automatically vest and became exercisable. If the named executive officer had been terminated on December 31, 2008 and such termination occurred after a change in control, 100% of such named executive officer's unvested stock options would have been vested as of December 31, 2008. The stated dollar amount reflects the fair value computed in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in Note 2 to the financial statements set forth in our annual report on Form 10-K, filed March 10, 2009 (Commission File No. 0-22613).

(5)
In the event of death or disability, the stock options will cease vesting, but the exercise period is automatically extended to six months following the month in which the death or disability occurs.

(6)
If termination occurs before the second anniversary of Dr. Hudson's date of employment, 50% of Dr. Hudson's unvested shares of restricted stock immediately become fully vested. If, on the other hand, termination occurs on or after the second anniversary of Dr. Hudson's date of employment, all unvested shares of restricted stock immediately become fully vested. If Dr. Hudson had been terminated on December 31, 2008, such termination would have occurred prior to his second anniversary with the Company. Accordingly, 50% of his unvested shares of restricted stock would have immediately become fully vested as of December 31, 2008. The stated dollar amount reflects the unvested value of 50% of his unvested shares.

(7)
In the event of a change in control of the Company, all unvested shares of restricted stock immediately become fully vested. If Dr. Hudson had been terminated on December 31, 2008 and such termination occurred after a change in control, 100% of his unvested shares of restricted stock would have been vested as of December 31, 2008. The stated dollar amount reflects the unvested value of 100% of his unvested shares.

(8)
Cash severance is payable as a lump sum for the respective named executive officers.

(9)
In the event of a termination other than for cause, all options granted up to the date of termination become 100% vested. The stated dollar amount reflects the expense to be computed and recorded in accordance with FAS 123R.

(10)
In the event of death, the named executive officer will receive all salary compensation due as of the last day of the month following the month in which the death occurs. In addition, the named executive officer will receive any unused paid time off. The stock options will cease vesting as of the date of death, but the exercise period is automatically extended to one year from the date of death.

        For a further discussion of the Company's obligations on a change of control or termination of a named executive officer, see also the discussion above under "Post-Employment Benefits and Change in Control Arrangements."

2008 Director Compensation

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.

        The Company's non-employee directors received the following compensation during fiscal year 2008:

  •
  annual compensation of $30,000 for services as a director, other than the Chairman of the Board of Directors;

  •
  annual compensation of $75,000 payable to the Chairman of the Board of Directors;

  •
  an additional $12,000 to the Chairman of the Audit Committee;

  •
  an additional $8,000 to each member of the Audit Committee;

  •
  an additional $5,000 to the Chairman of the Compensation Committee;

  •
  an additional $3,000 to each member of the Compensation Committee;

  •
  an additional $5,000 to the Chairman of the Nominating and Corporate Governance Committee;

  •
  an additional $3,000 to each member of the Nominating and Corporate Governance Committee;

  •
  Effective 2009, each year at the meeting of the Board of Directors held immediately following the Annual Meeting, each non-employee director receives 5,000 shares of Common Stock. These shares vest on the anniversary date of the grant; and

  •
  Effective 2009, each year at the meeting of the Board of Directors held immediately following the Annual Meeting, each non-employee director receives a nonqualified option to purchase 20,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI's 2002 Equity Incentive Plan. These options vest ratably on each anniversary date of the grant over four years of continued service to the Board of Directors.

        In addition to the foregoing, new non-employee directors received:

  •
  a nonqualified option upon joining the Board of Directors, to purchase 60,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI's 2002 Equity Incentive Plan. These options vest ratably on each anniversary date of the grant over four years of continued service to the Board of Directors.

        The following table sets forth a summary of the compensation we paid to our non-employee directors in 2008:

Director Compensation for Fiscal 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael D. Casey	53,000	—	60,301	—	—	—	113,301
John W. Fara, Ph.D.	31,250	—	26,178	—	—	—	57,428
K. Michael Forrest(2)	16,500	—	35,484	—	—	—	51,984
William Goolsbee	34,000	—	36,186	—	—	—	70,186
John C. Hodgman	32,750	—	26,178	—	—	—	58,928
Gil Price, M.D.	34,000	—	36,186	—	—	—	70,186
Jack L. Bowman(3)	21,375	—	20,092	—	—	—	41,467
M. Kathleen Behrens, Ph.D.(4)	—	—	—	—	—	—	—
Christopher S. Henney, Ph.D., D.Sc.(4)	—	—	—	—	—	—	—

(1)
The amounts listed in the option awards column reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2008 calculated in accordance with FAS 123R, and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in Note 2 to the financial statements set forth in our annual report on Form 10-K, filed March 10, 2009 (Commission File No. 001-14895). The full grant date fair value of the awards granted in fiscal year 2008 pursuant to our 2002 Equity Incentive Plan to Mr. Casey, Dr. Fara, Mr. Forrest, Mr. Goolsbee, Mr. Hodgman and Dr. Price was $26,169 for each director. As of December 31, 2008, each director and former director had the following number of options outstanding: Mr. Casey: 63,000; Dr. Fara: 93,334; Mr. Forrest: 373,000; Mr. Goolsbee: 53,000; Mr. Hodgman: 83,334; Dr. Price: 53,000; and Mr. Bowman: 73,334.

(2)
Mr. Forrest was an employee-member of the Board of Directors while serving as the Company's Interim Chief Executive Officer during a portion of fiscal year 2008.

(3)
Mr. Bowman resigned from the Board of Directors on March 3, 2008.

(4)
Dr. Henney and Dr. Behrens were appointed to the Board of Directors on March 31, 2009. For 2009, Dr. Henney and Dr. Behrens will not receive the annual grants for non-employee directors of 5,000 shares of Common Stock and the nonqualified option to purchase 20,000 shares of Common Stock pursuant to AVI's 2002 Equity Incentive Plan. Both Dr. Henney and Dr. Behrens received a nonqualified option to purchase 60,000 shares of Common Stock upon joining the Board of Directors.

AUDIT COMMITTEE REPORT

        Under the Amended and Restated Audit Committee Charter ("Charter"), a copy of which is posted on the Company's website (www.avibio.com), the general purpose of the Audit Committee is to assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of the Company's financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company's financial statements, and other aspects of the financial management of the Company. The Audit Committee is appointed by the Board of Directors and is to be comprised of at least three directors, each of whom shall be independent, as such term is defined under the listing standards of the Nasdaq Stock Market. All committee members must be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee.

        Audit and Other Fees.    KPMG LLP has been the Company's auditors since 2002. During fiscal years 2008 and 2007, the fees for audit and other services performed by KPMG LLP for the Company were as follows:

Amount and Percentage of Fees
Nature of Services	2008	2007
Audit Fees	$333,368 (100)%	$391,700 (100)%
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$333,368 (100)%	$391,700 (100)%

        Responsibilities and Duties of the Audit Committee.    The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

        As further described in the Charter, the specific duties of the Audit Committee include the following:

  •
  Select, retain (subject to approval by the Company's stockholders, if required), and, when appropriate, terminate the engagement of the independent auditor and set the independent auditors' compensation;

  •
  Select, retain (subject to approval by the Company's stockholders, if required), and, when appropriate, terminate the engagement of financial consultants and set such consultants' compensation;

  •
  Pre-approve all permitted non-audit services to be performed by the independent auditors and/or financial consultants and establish policies and procedures for the engagement of the independent auditors and/or financial consultants to provide permitted non-audit services;

  •
  Periodically discuss and review with the independent auditors' their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, including whether the provision by the independent auditors of permitted non-audit services is compatible with independence and obtain and review a report from the independent auditors describing all relationships between the independent auditors and the Company;

  •
  Receive and review: (a) a report by the independent auditors describing the independent auditors' internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditors;

  •
  Meet with management and the independent auditors and/or financial consultants prior to commencement of the annual audits and internal controls analysis and testing to review and discuss the planned scope and objectives of the audit and/or such analysis and testing;

  •
  Meet with the independent auditors, with and without management present, after completion of the annual audit to review and discuss the results of the examinations of the independent auditors and appropriate analyses of the financial statements;

  •
  Meet with the financial consultants, with management present, after completion of the analysis and testing of the Company's internal controls by the financial consultants to review and discuss the results of such analysis and testing;

  •
  Review and discuss (a) the reports of the independent auditors, with and without management present, as to the state of the Company's financial reporting systems and procedures, the adequacy of internal accounting and financial controls, the integrity and competency of the financial and accounting staff, disclosure controls and procedures, other aspects of the financial management of the Company and (b) current accounting trends and developments, and (c) take such action with respect thereto as may be deemed appropriate;

  •
  Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q and discuss the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

  •
  Review and discuss with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including the judgment of the independent auditors about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

  •
  Recommend to the Board of Directors, based upon the Committee's review, whether the financial statements should be included in the annual report on Form 10-K;

  •
  Review press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies and review such releases, information and guidance for compliance with regulations governing the use of non-Generally Accepted Accounting Principles financial measures and related disclosure requirements;

  •
  Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments that could materially impact the Company's contingent liabilities and risks;

  •
  Review (a) the status of compliance with laws, regulations, and internal procedures, including, without limitation, the Company's policies on ethical business practices; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Committee and report on the same to the Board of Directors;

  •
  Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls, auditing matters and compliance with the Company's ethical business policies;

  •
  Establish policies for the hiring of employees and former employees of the independent auditor;

  •
  Prepare a report of the Committee each year for inclusion in the Company's proxy statement in accordance with SEC rules;

  •
  Review and assess the adequacy of this Charter annually with the Board of Directors as a whole and report to the Board of Directors any significant matters as they occur during the year; and

  •
  Conduct such other duties and undertake such other tasks as may be appropriate to the overall purposes for the Committee and as may be assigned from time to time by the Board of Directors consistent with such purposes

        Specific Audit Committee Actions Related to Review of the Company's Audited Financial Statements.    In discharging its duties, the Audit Committee, among other actions, has (i) reviewed and discussed the audited financial statements to be included in the company's Annual Report on Form 10-K for the twelve months ended December 31, 2008 with management, (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, related to such financial statements, (iii) received the written disclosures and the letter from the Company's independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence, and (iv) considered whether the provision of service represented under the headings on "Tax Fees" and "All Other Fees" as set forth in the table of fees on page 33 is compatible with maintaining KPMG LLP's independence, and based on such reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the twelve months ended December 31, 2008. The Audit Committee also discussed with KPMG LLP the audit of management's assessment that the Company maintained effective internal control over financial reporting as of December 31, 2008. Please see "Management's Annual Report on Internal Control over Financial Reporting" and "Report of Independent Registered Public Accounting Firm" in the company's Annual Report on Form 10-K for the twelve months ended December 31, 2008.

                      AUDIT COMMITTEE

                      John C. Hodgman, Chairman
                      John W. Fara, Ph.D.
                      Gil Price, M.D.

PERFORMANCE GRAPH

        The following graph compares the cumulative total shareowner return on the Company's Common Stock for the period beginning December 31, 2003 and ending December 31, 2008, as compared with the total return of the NASDAQ Composite Index and the Amex Biotech Index. This graph assumes an investment of $100 on December 31, 2002 in each of the Company's common stock, the NASDAQ Composite Index and the Amex Biotech Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2008, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,540,873	$3.34	1,347,723	(1)
Equity compensation plans not approved by security holders	-0-	—	-0-
Total	7,540,873	$3.34	1,347,723

(1)
The number of securities remaining available for future issuance under equity compensation plans includes shares from the Company's 2002 Equity Incentive Plan (the "2002 Plan"). The number of shares reserved for issuance is increased by an automatic annual share increase pursuant to which the number of shares available for issuance under the 2002 Plan automatically increases on the first trading day of each fiscal year (the "First Trading Day"), beginning with the 2003 fiscal year and continuing through the fiscal year 2011, by an amount equal to two percent (2%) of the total number of shares outstanding on the last trading day of the immediately preceding fiscal year; such increases being subject to the limitation in the next sentence. The 2002 Plan provides that, following any such adjustment, the number of then outstanding options under the Company's stock option plans and stock purchase plans, together with options in the reserve then available for future grants under the Company's stock option plans, will not exceed twenty percent (20%) of the then outstanding voting shares of capital stock of the Company, and all the actually outstanding stock options under the Company's stock option plans, together with all shares in the reserve then available for future grants under the Company's stock option and stock purchase plans. This automatic share increase feature is designed to assure that a sufficient reserve of Common Stock remains available for the duration of the 2002 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success. This feature is also designed to eliminate the uncertainty inherent in seeking an individual increase to the reserve each year as to what number of shares will be available in the reserve for option grants. Creating a certain rate of growth under the 2002 Plan assists the Company as it makes strategic personnel decisions in an effort to expand its growth, as the Company will know the approximate number of shares that will become available for issuance under the 2002 Plan. At the same time, the Company has attempted to minimize the dilutive effect that the issuance of Common Stock upon the exercise of options can have on stockholders' percentage of ownership in the Company by adopting only a 2% growth rate for the 2002 Plan. This rate, while it provides room for growth in the 2002 Plan, is a rate which the Company believes it can reasonably sustain, minimizing the risk to stockholders that the option reserve grows faster than the Company itself. The twenty percent (20%) limitation discussed above further protects shareholders by capping the size of the 2002 Plan in relation to the Company's other securities.

STOCK OWNED BY AVI BIOPHARMA, INC. MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information regarding the ownership of AVI Common Stock as of April 14, 2009, with respect to: (i) each person known by AVI to beneficially own more than five percent (5%) of the outstanding shares of AVI Common Stock, (ii) each of AVI's directors, (iii) each of AVI's named executive officers and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of Shares)(1)	Percent of Class(1)
Officers and Directors
Leslie Hudson, Ph.D.(2)	449,324	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
J. David Boyle II	65,282	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
Dwight D. Weller, Ph.D.(3)	766,080	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
Patrick L. Iversen, Ph.D.(4)	530,037	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of Shares)(1)	Percent of Class(1)
Stephen B. Shrewsbury, M.D.	—	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
K. Michael Forrest(5)	383,000	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
John W. Fara, Ph.D.(6)	93,834	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
John C. Hodgman(7)	83,334	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
Gil Price, M.D.(8)	110,232	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
Michael D. Casey(9)	54,750	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
William A. Goolsbee(10)	33,250	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
Christopher S. Henney, Ph.D., D.Sc.	—	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
M. Kathleen Behrens, Ph.D.	—	*
AVI BioPharma, Inc. 4575 SW Research Way, Suite 200 Corvallis, OR 97333
All directors and officers as a group (13 persons)(11)	2,569,123	2.9%
5% Shareholders
George W. Haywood(12)	10,076,343	11.8%
c/o Moomjian, Waite, Wactlar & Coleman, LLP 100 Jericho Quadrangle, Suite 225 Jericho, New York 11753

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of Shares)(1)	Percent of Class(1)
Eastbourne Capital Management, L.L.C.(13)	7,112,069	8.3%
1101 Fifth Avenue, Suite 370 San Rafael, CA 94901

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of April 14, 2009, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2)
Includes 166,750 shares subject to options exercisable within sixty (60) days of April 14, 2009.

(3)
Includes 24,936 shares held jointly or by others over which Dr. Weller exercises voting and investment power, 401,150 shares subject to options exercisable by Dr. Weller and 25,253 shares subject to options exercisable by Dr. Weller's spouse within sixty (60) days of April 14, 2009. Dr. Weller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)
Includes 434,734 shares subject to options exercisable within sixty (60) days of April 14, 2009.

(5)
Includes 373,000 shares subject to options exercisable within sixty (60) days of April 14, 2009.

(6)
Includes 93,334 shares subject to options exercisable within sixty (60) days of April 14, 2009.

(7)
Includes 83,334 shares subject to options exercisable within sixty (60) days of April 14, 2009.

(8)
Includes 28,250 shares subject to options exercisable within sixty (60) days of April 14, 2009.

(9)
Includes 54,750 shares subject to options exercisable within sixty (60) days of April 14, 2009.

(10)
Includes 28,250 shares subject to options exercisable within sixty (60) days of April 14, 2009.

(11)
Includes an aggregate of 1,688,805 shares subject to options exercisable within sixty (60) days of April 14, 2009.

(12)
Based solely on information contained in a Form 13 G/A filed on February 12, 2009 by George W. Haywood, which reported (i) sole voting and dispositive power as to 8,649,390 shares, which amount includes 1,315,673 shares issuable upon exercise of outstanding warrants, which are exercisable at any time within sixty (60) days of April 14, 2009, and (ii) shared voting and dispositive power as to 1,426,953 shares.

(13)
Based solely on information contained in a Form 13D filed on February 9, 2009 by Eastbourne Capital Management, L.L.C., which reported shared voting and dispositive power as to 7,112,069 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

        The Company is not aware of any related party transactions that would require disclosure.

 Review, Approval or Ratification of Transactions with Related Persons

        Pursuant to the Code of Business Conduct and Ethics, authorization from the Audit Committee is required for a director or officer to enter into a related party transaction or a similar transaction which could result in a conflict of interest. Conflicts of interest are prohibited unless specifically authorized in accordance with the Code of Business Conduct and Ethics.

ELECTION OF AVI BIOPHARMA, INC. DIRECTORS
(Proposal I)

        At the Annual Meeting, four (4) directors will be elected, each for a two-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the persons named in the enclosed proxy form will vote in their discretion upon such matters. Under AVI's bylaws, the directors are divided into two groups, with Group I consisting of four (4) directors and Group II consisting of four (4) directors. The term of office of one group of directors expires in each year, and their successors are elected for terms of two years and until their successors are elected and qualified. There is no cumulative voting for election of directors. On March 31, 2009, the Board of Directors approved an increase in the number of directors from seven (7) to nine (9) to accommodate the appointment of the two new directors, Christopher S. Henney, Ph.D., D. Sc. and M. Kathleen Behrens, Ph.D. Dr. Behrens' appointment was made pursuant to an agreement regarding Board of Director representation between AVI and Eastbourne Capital Management, L.L.C., a 5% or greater shareholder of the Company. The terms of this agreement were disclosed on the Company's Current Report on Form 8-K filed on January 30, 2009. John Fara, Ph.D. has decided to not stand for re-election to the Board of Directors of the Company and immediately prior to the Annual Meeting, the number of directors will decrease from nine (9) to eight (8).

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

        The following table sets forth the names of each of the Board of Director's nominees for election as a Group II director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age, the periods during which he has served as a director of AVI and positions currently held with AVI. Each nominee was selected by the Nominating and Corporate Governance Committee in accordance with its stated procedures and policies.

	Age	Director Since	Expiration Of Term	Position Held With AVI
Nominees:
John C. Hodgman	54	2004	2009	Director
M. Kathleen Behrens, Ph.D.	56	2009	2009	Director
K. Michael Forrest	65	2005	2009	Director
Leslie Hudson, Ph.D.	62	2008	2009	Director
Continuing Directors:
William Goolsbee	55	2007	2010	Director
Michael D. Casey	63	2006	2010	Chairman of the Board
Gil Price, M.D.	53	2007	2010	Director
Christopher S. Henney, Ph.D., D.Sc.	68	2009	2010	Director

        See "AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS" for biographical information with respect to the Nominees and Continuing Directors and "Director Compensation" for certain information regarding compensation of directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, AVI's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the AVI Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

RATIFICATION OF APPOINTMENT OF AVI BIOPHARMA INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal II)

        The Audit Committee has appointed KPMG, LLP ("KPMG") as independent auditors for the 2009 fiscal year. KPMG will audit the Company's consolidated financial statements for the 2009 fiscal year and perform other services. While shareholder ratification is not required by the Company's by-laws or otherwise, the Board of Directors is submitting the selection of KPMG to the shareholders for ratification as a good corporate governance practice. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

        Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP to audit the Company's books and accounts for the fiscal year ending December 31, 2009.

        A representative of KPMG LLP is expected to be present at the AVI Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal will be approved if assuming the existence of a quorum at least a majority of the shares of the Company's Common Stock cast on the proposal vote in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of the proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ratification of KPMG LLP.

OTHER BUSINESS

        As of the date of this Proxy Statement, the Company knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons named in the enclosed proxy form will vote in their discretion upon such other matters.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

        The Nominating and Corporate Governance Committee considers, selects and recommends to the Board of Directors for approval nominees for director and committee member positions. The Board then considers the recommendation of the Nominating and Corporate Governance Committee and

decides which nominees to present to the Company's shareholders for election to the Board of Directors.

        The Company's First Amended and Restated Bylaws, or the "Bylaws," establish procedures governing the eligibility of nominees for election to the Board of the Company and the proposal of business to be considered by the shareholders at an annual meeting of shareholders. For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. Effective for all annual meetings held on or after June 1, 2008, to be timely a shareholder's notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of shareholders; provided, however, that in the event the date of the annual meeting of shareholders is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.

        Such shareholder's notice described in the paragraph above must set forth: (i) the name and address of the shareholder who intends to make the nomination(s) or propose the business, (ii) a representation that the shareholder is a holder of record of stock of the Company, that the shareholder intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to submit the business specified in the notice, (iii) in the case of nomination of a director or directors, the name and address of such nominee or nominees and a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons(naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) a brief description of the business desired to be submitted at the meeting and the reasons for proposing such business at the meeting, (v) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors of the Company, (vi) in the case of nomination of a director or directors, the consent of each nominee to serve as a director of the Company if so elected, and (vii) such other information reasonably requested by the Company.

        The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal shall be disregarded.

        The applicable time period for timely shareholder submissions pursuant to the above provisions for the 2010 Annual Meeting of Shareholders is January 19, 2010 (the 120th day preceding the anniversary of the 2009 Annual Meeting) to February 18, 2010 (the 90th day preceding such anniversary). Proposals by shareholders intended to be presented for action, including proposed nominees for election to the Board of Directors, at the 2010 annual meeting of shareholders must be received by the Company at its principal executive offices, 4575 SW Research Way, Suite 200, Corvallis, Oregon 97333. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. Such notification should set forth all information relating to the proposed nominee, as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and as required by the Company's Bylaws. The Nominating and Corporate Governance Committee will consider shareholder nominees on the same terms as nominees selected by the Nominating and Corporate Governance Committee.

        In addition to the foregoing, the Company will comply with Rule 14a-8 of the Exchange Act with respect to any shareholder proposal that meets its requirements. The Company will review shareholder proposals intended to be included in the Company's proxy materials for the 2010 Annual Meeting of Shareholders which are received by the Company at its principal executive offices no later than December 15, 2009. Such proposals must be submitted in writing and should be sent to the attention of the Corporate Secretary of the Company.

        The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board of Directors as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate, and a global perspective. These qualifications and attributes are not the only factors the Nominating and Corporate Governance Committee will consider in evaluating a candidate for nomination to the Board of Directors, and the Nominating and Corporate Governance Committee may reevaluate these qualifications and attributes at any time.

        Except as set forth above, the Nominating and Corporate Governance Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from shareholders, nor does the Nominating and Corporate Governance Committee have a formal process for identifying and evaluating nominees for director (including nominees recommended by shareholders). The Nominating and Corporate Governance Committee does not currently engage any third party director search firms but may do so in the future if it deems appropriate and in the best interests of the Company. These issues will be considered by the Nominating and Corporate Governance Committee in due course, and, if appropriate, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors addressing the nomination process.

COST OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be additionally compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2008 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2008 with the Securities and Exchange Commission (the "SEC"). The SEC maintains a web site, www.sec.gov, that contains reports, proxy statements, and certain other information filed electronically by the Company with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K and all other documents of the Company incorporated by reference herein by writing to Investor Relations, AVI BioPharma, Inc., 4575 SW Research Way, Suite 200, Corvallis, Oregon 97333, calling Investor Relations at (541) 224-2575, or visiting the Company's web site at www.avibio.com. Requested documents will be sent by first class mail (or other equally prompt means) within one business day of receipt of such request.

 Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 19, 2009

        Pursuant to rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2008 Annual Report on Form 10-K are available at http://bnymellon.mobular.net/bnymellon/avii.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEMS 1 THROUGH 2.

Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.				THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
ITEM 1. ELECTION OF DIRECTORS—Elect four Group II directors for two-year terms or until their respective successors are elected and qualified.	FOR ALL ☐	WITHHOLD FOR ALL ☐	*EXCEPTIONS ☐
				ITEM 2. RATIFICATIONOF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009. Ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees:
01 Leslie Hudson, Ph.D. 02 John Hodgman	03 M. Kathleen Behrens, Ph.D. 04 K. Michael Forrest
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^    FOLD AND DETACH HERE    ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting day.

INTERNET http://www.proxyvoting.com/avii
AVI BIOPHARMA, INC.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/avii	If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY

AVI BIOPHARMA, INC.

Annual Meeting of Stockholders—May 19, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned hereby appoints Leslie Hudson, Ph.D. and J. David Boyle, II, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of AVI BioPharma, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 19, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

^    FOLD AND DETACH HERE    ^

You can now access your AVI BioPharma, Inc. account online.

Access your AVI BioPharma, Inc. stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for AVI BioPharma, Inc. now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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